                                                                    Exhibit 99.1


                             THE PRUDENTIAL EMPLOYEE

                                  SAVINGS PLAN

                                2001 RESTATEMENT

                                TABLE OF CONTENTS

ARTICLE I PURPOSE OF PLAN .....................................................1


ARTICLE II DEFINITIONS ........................................................3

    2.01  Account or Accounts .................................................3
    2.02  Administrative Committee ............................................3
    2.03  Affiliate ...........................................................3
    2.04  After-Tax Contribution Account ......................................4
    2.05  After-Tax Contribution(s) ...........................................4
    2.06  Annuity Starting Date ...............................................4
    2.07  Average Contribution Percentage .....................................4
    2.08  Average Deferral Percentage .........................................4
    2.09  Before-Tax Contribution(s) ..........................................5
    2.10  Before-Tax Contribution Account .....................................5
    2.11  Beneficiary or Beneficiaries ........................................5
    2.12  Board of Directors ..................................................5
    2.13  Code ................................................................5
    2.14  Company Factor ......................................................6
    2.15  Company Matching Contribution(s) ....................................6
    2.16  Covered Employee ....................................................6
    2.17  Disability Benefits Plan ............................................7
    2.18  Disability Date .....................................................7
    2.19  Earnings ............................................................7
    2.20  Eligible Employee ..................................................11
    2.21  Employee ...........................................................11
    2.22  Employer ...........................................................11
    2.23  Employment Commencement Date .......................................12
    2.24  ERISA ..............................................................12
    2.25  Forfeiture Pending Account .........................................12
    2.26  Former Participant .................................................12
    2.27  Highly Compensated Employee ........................................13
    2.28  Hour of Service ....................................................13
    2.29  Investment Oversight Committee .....................................13
    2.30  Investment Fund(s) .................................................13
    2.31  Leave of Absence ...................................................14
    2.32  Participant ........................................................14
    2.33  Period of Severance ................................................14
    2.34  Period of Service ..................................................14
    2.35  Plan ...............................................................15
    2.36  Plan Fund ..........................................................15
    2.37  Plan Year ..........................................................15
    2.38  Post-2000 Company Matching Contribution Account ....................16
    2.39  Pre-2001 Company Matching Contribution Account .....................16
    2.40  Prudential .........................................................16
    2.41  Qualified Domestic Relations Order or QDRO .........................16
    2.42  Reemployment Commencement Date .....................................17
    2.43  Rollover Account ...................................................17

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    2.44  Rollover Contribution(s) ...........................................17
    2.45  Severance from Service Date ........................................17
    2.46  Termination of Employment ..........................................18
    2.47  Trust ..............................................................18
    2.48  Trust Fund .........................................................18
    2.49  Trustee ............................................................19
    2.50  Valuation Date .....................................................19
    2.51  Year of Service ....................................................19


ARTICLE III ELIGIBILITY AND PARTICIPATION ....................................20


ARTICLE IV CONTRIBUTIONS .....................................................21

    4.01  Before-Tax Contributions. ..........................................21
    4.02  After-Tax Contributions. ...........................................23
    4.03  Suspension of Before-Tax and After-Tax Contributions. ..............24
    4.04  Company Matching Contributions. ....................................25
    4.05  Payment of Contributions. ..........................................26
    4.06  Rollover Contributions. ............................................27
    4.07  Transfers from Another Qualified Plan. .............................28
    4.08  Qualified Military Service. ........................................28


ARTICLE V PARTICIPANT ACCOUNTS AND RETURN OF CONTRIBUTIONS ...................31

    5.01  Participants' Accounts. ............................................31
    5.02  Undivided Interests. ...............................................31
    5.03  Return of Contributions. ...........................................31


ARTICLE VI LIMITATIONS ON ADDITIONS ..........................................33

    6.01  Limitation on Additions. ...........................................33
    6.02  Other Plans. .......................................................34
    6.03  Special Discrimination Rule. .......................................35
    6.04  Limitations on After-Tax and Company Matching Contributions. .......36
    6.05  Return of Excess Contributions. ....................................37
    6.06  Aggregate Limits Test. .............................................39
    6.07  Reduction of Contributions. ........................................40
    6.08  Limitations. .......................................................41


ARTICLE VII VALUATION ........................................................42

    7.01  Valuation. .........................................................42
    7.02  Allocation of Contributions, Earnings and Expenses. ................42
    7.03  Valuation and Allocation Procedures. ...............................42


ARTICLE VIII POST-TERMINATION BENEFITS .......................................43

    8.01  Distributions. .....................................................43
    8.02  Forms of Benefit. ..................................................44
    8.03  Annuity Form of Distribution. ......................................44
    8.04  Death Benefit. .....................................................49
    8.05  Annuity Contracts. .................................................50


                                       ii

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    8.06  Effective Beneficiary Designation...................................50
    8.07  Direct Rollovers....................................................51
    8.08  Incapacity..........................................................53


ARTICLE IX COMMENCEMENT OF BENEFIT PAYMENTS...................................54

    9.01  Commencement of Benefit Payments....................................54
    9.02  Distribution Requirements...........................................55

ARTICLE X WITHDRAWALS.........................................................58

    10.01  Regular In-Service Withdrawals.....................................58
    10.02  Hardship Withdrawals...............................................58
    10.03  Administration.....................................................61


ARTICLE XI VESTING AND EARLY TERMINATION......................................62

    11.01  Vested Percentage of Certain Contributions.........................62
    11.02  Vested Percentage of Company Matching Contribution Accounts........62
    11.03  Forfeitures........................................................63
    11.04  Vesting Following Reaffiliation....................................63
    11.05  Separation from Service............................................64


ARTICLE XII LOANS.............................................................65

    12.01  In General.........................................................65
    12.02  Loan Limits........................................................65
    12.03  Loan Application...................................................66
    12.04  Collateralization..................................................66
    12.05  Interest Rate......................................................67
    12.06  Repayment..........................................................67
    12.07  Default............................................................68
    12.08  Repayments After Taxable Distribution..............................69
    12.09  Additional Rules...................................................69


ARTICLE XIII INALIENABILITY OF BENEFITS.......................................70


ARTICLE XIV ADMINISTRATION AND FIDUCIARIES....................................71

    14.01  Plan Sponsor.......................................................71
    14.02  Administrative Committee...........................................71
    14.03  Investment Oversight Committee.....................................72
    14.04  Delegation and Allocation of Fiduciary Responsibilities............74
    14.05  Rules and Procedures...............................................75
    14.06  Employment of Agents...............................................75
    14.07  Meetings...........................................................75
    14.08  Claims and Appeals.................................................76
    14.09  Indemnification....................................................78
    14.10  Plan Expenses......................................................79
    14.11  Electronic Administration..........................................79

                                       iii

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ARTICLE XV PLAN INVESTMENTS & TRUSTEE.........................................80

    15.01  Funding Policy; Permissible Investment.............................80
    15.02  Participant Investments............................................80
    15.03  Procedures for Participant Elections and Directions................81
    15.04  Trustee............................................................83
    15.05  Allocation of Responsibility Regarding Plan Assets.................83


ARTICLE XVI TOP HEAVY.........................................................84

    16.01  In General.........................................................84
    16.02  Top-Heavy Determination............................................84
    16.03  Top-Heavy Contingent Provisions....................................86


ARTICLE XVII AMENDMENT AND TERMINATION........................................88

    17.01  Amendment..........................................................88
    17.02  Termination........................................................90
    17.03  No Reversion; Vesting Upon Termination.............................90
    17.04  Right of Participating Affiliate to Cease Participation............91


ARTICLE XVIII MERGER, CONSOLIDATION OR TRANSFER OF PLAN ASSETS................92


ARTICLE XIX MISCELLANEOUS.....................................................93

    19.01  Bonding............................................................93
    19.02  Insurance and Indemnification......................................93
    19.03  Interpretation of Certain Items....................................93
    19.04  Miscellaneous......................................................93
    19.05  Construction; Applicable Law; Failure to Enforce...................94
    19.06  Participating Affiliates...........................................94
    19.07  Special Rules Regarding Acquisitions, Dispositions and
           Joint Ventures, and Transfers of Assets and Plan Mergers...........95
    19.08  Missing Persons....................................................95
    19.09  Required Information...............................................96
    19.10  Uniform Applicability..............................................96
    19.11  Reimbursement to Plan for Certain Payments.........................97


APPENDIX A

    Special Exclusions from Earnings..........................................A1


APPENDIX B

    Special Rules Regarding Acquisitions, Dispositions and
    Joint Ventures, and Transfers of Assets and Plan Mergers..................B1


APPENDIX C

    Account Withdrawal Ordering Rules.........................................C1


APPENDIX D


                                       iv

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    Transition Rules .........................................................D1

APPENDIX E

    Historical Plan Provisions ...............................................E1

                                        v

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                             THE PRUDENTIAL EMPLOYEE
                                  SAVINGS PLAN

     THIS DOCUMENT amends and restates The Prudential Employee Savings Plan, effective as of January 1, 2001 (except as otherwise expressly provided herein), for the benefit of its Eligible Employees, and their Beneficiaries, in accordance with the following terms and conditions.

                                    ARTICLE I

                                 PURPOSE OF PLAN

                The purpose of this Plan is to provide Eligible Employees of Prudential and its Affiliates participating in this Plan with the opportunity to make tax-deferred savings and to be credited with Employer contributions. To provide such benefits, Prudential has established this Plan in accordance with the requirements of law. Under the Plan, Eligible Employees may elect to contribute a percentage of their Earnings, as Before-Tax Contributions and/or After-Tax Contributions; the Employer will also make Company Matching Contributions on their behalf if they elect to make Before-Tax Contributions. All contributions, and any income derived therefrom, shall be held for the exclusive benefit of the Participants and their Beneficiaries and shall not be used for, or diverted to, any other purpose other than as permitted by law or as provided in Section 5.03 or 6.05 of this Plan. This Plan is intended to satisfy the applicable requirements of Code Section 401(a), as a profit-sharing plan with a salary reduction feature

                                                                       ARTICLE I
                                                                 PURPOSE OF PLAN
under Code Section 401(k), and ERISA Section 404(c) relating to participant directed accounts.

                The Plan was last restated effective as of November 9, 1999 (the "1999 Restatement") to (1) incorporate amendments adopted since the last restatement of the Plan, (2) comply with the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), and the Taxpayer Relief Act of 1997, and (3) to make other miscellaneous changes. This Plan is now amended and restated (the "2001 Restatement") to make various plan design changes. An Appendix D has been added to describe certain transition rules that apply as a result of differences between the 1999 Restatement and the 2001 Restatement. Except as otherwise expressly provided, the effective date of the amended and restated Plan shall be January 1, 2001.

                                   ARTICLE II

                                   DEFINITIONS

     As used in the Plan:


     2.01 "Account" or "Accounts" means one or more of the accounts specified in
Section 5.01.


     2.02 "Administrative Committee" shall mean the administrative committee appointed pursuant to Section 14.02, or its delegate as appointed by the Administrative Committee in accordance with Section 14.02(b) or 14.04.

     2.03 "Affiliate" means for any Plan Year Prudential and a corporation which for any part of such year is a member of a controlled group of corporations (as defined in Code Section 1563(a), disregarding Sections 1563(a)(4) and 1563(e)(3)(c)) of which Prudential is a member, any trade or business, whether incorporated or not, which for any part of such year is considered to be under common control with Prudential under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(c), any organization which for any part of such year is considered under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(m) to be a member of an affiliated service group of which Prudential is a member, and any other entity required to be aggregated with

                                        Section 2.01     "Account" or "Accounts"

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Prudential under regulations prescribed by the Secretary of the
Treasury pursuant to Code Section 414(o).

     2.04 "After-Tax Contribution Account" shall mean the separate Account maintained for a Participant which contains the value of After-Tax Contributions made by such Participant under the Plan and the earnings (or losses) thereon.

     2.05 "After-Tax Contribution(s)" shall mean a voluntary contribution made by a Participant to the Plan pursuant to an election under Section 4.02.

     2.06 "Annuity Starting Date" shall mean the first day of the first month for which a benefit is payable as an annuity.

     2.07 "Average Contribution Percentage" shall mean, for a specified group of Eligible Employees for a Plan Year, the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of Company Matching Contributions and After-Tax Contributions paid over to the Plan on behalf of such Eligible Employee for the Plan Year, excluding any such contribution made under Section 4.08(a) or 4.08(b), to (b) the Eligible Employee's Earnings for the Plan Year.

     2.08 "Average Deferral Percentage" shall mean, for a specified group of Eligible Employees for a Plan Year, the average

                                Section 2.04    "After-Tax Contribution Account"

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of the ratios (calculated separately for each Eligible Employee in such group)
of (a) the amount of Before-Tax Contributions actually paid over to the Plan on behalf of each such Eligible Employee for such Plan Year, excluding any such contribution made under Section 4.08(a), to (b) the Eligible Employee's Earnings for the Plan Year.

     2.09 "Before-Tax Contribution(s)" shall mean a voluntary contribution made by a Participant to the Plan pursuant to an election (or deemed election) under
Section 4.01.

     2.10 "Before-Tax Contribution Account" shall mean the separate Account maintained for a Participant that contains the value of Before-Tax Contributions made by such Participant under the Plan and the earnings (or losses) thereon.

     2.11 "Beneficiary" or "Beneficiaries" shall mean any person or persons entitled to receive a benefit under the Plan that is payable upon or after a Participant's death pursuant to Article VIII of the Plan.

     2.12 "Board of Directors" shall mean the Board of Directors of Prudential or its delegate.


     2.13 "Code" shall mean the Internal Revenue Code of 1986, together with its related rules and regulations, as presently enacted and as they may be amended from time to time.

                                    Section 2.09    "Before-Tax Contribution(s)"

References to any Section of the Code shall include any successor provision.

     2.14 "Company Factor" shall mean the Company Performance Factor as announced by Prudential as representative of the overall business performance for the applicable calendar year, for purposes of calculating the additional Company Matching Contribution under Plan Section 4.04(b).

     2.15 "Company Matching Contribution(s)" shall mean a contribution made by the Employer to the Plan pursuant to Section 4.04.

     2.16 "Covered Employee" shall mean any Employee of the Employer except any
Employee: (a) who is included in a collective bargaining unit, unless participation in the Plan by any such Employee was agreed to in the process of good faith negotiations between the Employer and the collective bargaining unit's representative; (b) who is employed by an Affiliate that is not participating in the Plan; (c) who is a leased employee from another employer as defined in Code Section 414(n)(2); (d) who is a nonresident alien and receives no earned income from sources within the United States; (e) who is deemed not to be an employee under the authority of Section 530 of the Revenue Act of 1978 (including, without limitation, state dental directors and dental

                                              Section 2.14     "Company Factor"
consultants); or (f) who performs services for the Employer but is not treated by the Employer at the time of the performance of services as an employee for federal tax purposes (regardless of any subsequent recharacterization).

     2.17 "Disability Benefits Plan" shall mean the long term disability benefits coverage under The Prudential Welfare Benefits Plan, as may be amended from time to time.

     2.18 "Disability Date" shall mean the date at which the Employee is first eligible to receive long term disability benefits under the Disability Benefits Plan.

     2.19 "Earnings"

          (a) Subject to (b), (c), and (d) below, an Eligible Employee's Earnings for any payroll period means:

               (1) any compensation for such period received from the Employer which is subject to federal income tax withholding, before any change in such compensation made on account of his or her election to receive all or a part of any salary increase in a single sum;

               (2) any short-term disability benefits for such period payable to him or her under the disability benefits coverage under The Prudential Welfare Benefits Plan;

                                     Section 2.17     "Disability Benefits Plan"

               (3) any compensation for such period received by him or her while a Special Agent which is not subject to federal income tax withholding, excluding any such compensation received for business placed while covered under an Agent Emeritus Contract;

               (4) any compensation not included in items (1) through (3) above (excluding allowances for foreign service) received by him or her with respect to service performed outside the United States or during a leave of absence granted by the Employer for a temporary assignment to the employ of a foreign affiliate (as defined in Code Section 3121(l)(6)) or to any other Affiliate which is eligible to become an Employer but which has not elected to do so, to the extent that such compensation would be considered as Earnings if received for such service performed in a similar capacity in the United States for the Employer, even though all or a portion of such compensation may be exempted from federal income tax withholding pursuant to Code Section 3401(a)(8);

               (5) salary reduction contributions under a plan that is intended to meet the requirements of Code Section 401(k);

               (6) elective contributions pursuant to a salary reduction agreement under a cafeteria plan that is intended to meet the requirements of Code Section 125; and

                                                     Section 2.19     "Earnings"

               (7) for statutory employees under Code Section 3121(d)(3)(relating to full time life insurance salesmen other than Senior Life Representatives), supervisory field staff, and Prudential Preferred Advisors, all personal lines income on proprietary Prudential Property and Casualty business, including commissions and incentive payments, but excluding expense allowance payments; but using for each of items (2) and (3) above the amount which would have been applicable before any reduction which might be made in such item on account of the payment of any other benefit or compensation.

          (b) "Earnings" shall not include:

               (1) recognition or other awards;

               (2) imputed income;

               (3) allowances and reimbursed expenses, including, but not limited to, moving expenses, car allowances, travel and entertainment expenses, and tuition payments and reimbursements;

               (4) recruiting bonuses;

               (5) any commissions for transfers from the Systematic Investment Plan to a Financial Security Program annuity or for business placed while the Participant was not in service with the Employer;


                                        9
                                                     Section 2.19     "Earnings"

               (6) payments becoming payable after the Participant's Termination of Employment, or as a result of Termination of Employment;

               (7) any compensation which is to be excluded pursuant to the terms of any applicable collective bargaining agreement or any agreement between the Employer and the Participant;

               (8) any reimbursement by the Employer of contributions made by the Participant pursuant to a cash sickness law;

               (9) employer contributions (other than elective contributions pursuant to a salary reduction agreement) under a cafeteria plan that is intended to meet the requirements of Code Section 125;

               (10) (i) any other type of variable or other irregular compensation announced prior to January 1, 2000 which is specifically excluded by the Employer in its announcement of such other type of compensation, including, without limitation, types of compensation set out in Appendix A, and
(ii) any other type of variable or other irregular compensation announced on or after January 1, 2000, unless such other type of compensation is specifically included by the Employer in its announcement of such other type of compensation; and

               (11) notwithstanding any other provision of the Plan to the contrary, a Participant's Earnings taken into

                                            Section 2.19            "Earnings"
account under the Plan for any Plan Year shall not exceed the annual compensation limit of $150,000 (as adjusted by the Secretary of the Treasury for cost of living increases pursuant to Code Section 401(a)(17)). For purposes of applying this limit, all Earnings received by an Eligible Employee shall be taken into account, regardless of whether the Eligible Employee is making Before-Tax Contributions or After-Tax Contributions at the time such Earnings are received.

               (c) Notwithstanding the foregoing, Earnings for purposes of Sections 2.07 and 2.08 shall mean compensation within the meaning of Code
Section 414(s) and Treasury Regulation Section 1.414(s)-1.

               (d) Any determination which was required for a payroll period prior to January 1, 2001, shall be governed by the Plan document and other rules in effect during such period.


     2.20 "Eligible Employee" shall mean a Covered Employee who meets the requirements of Article III of the Plan.

     2.21 "Employee" shall mean any individual who is compensated by an Affiliate for services actually rendered as a common law employee, or as a statutory employee under Code Section 3121(d)(3) (relating to full time life insurance salesmen).

     2.22 "Employer" shall mean for any Plan Year Prudential

                                            Section 2.20     "Eligible Employee"
and each Affiliate participating in this Plan. An Affiliate (other than Prudential) shall become an Employer in accordance with Section 19.06, and may cease to participate in the Plan in accordance with Section 17.04. Notwithstanding anything to the contrary herein, whenever any action is to be taken by the Employer pursuant to this Plan, it may be taken by Prudential on behalf of itself and all participating Affiliates hereunder.

     2.23 "Employment Commencement Date" shall mean the first date on which an Employee is entitled to be credited with an Hour of Service.

     2.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with its related rules and regulations, as presently enacted and as they may be amended from time to time. References to any Section of ERISA shall include any successor provision.

     2.25 "Forfeiture Pending Account" shall mean the separate Account maintained for a Participant which contains non-vested Company Matching Contributions pending forfeiture pursuant to Section 11.03.

     2.26 "Former Participant" shall mean a Participant who has ceased to be a Covered Employee for any reason other than death.

                                 Section 2.23     "Employment Commencement Date"

     2.27 "Highly Compensated Employee" shall mean an Employee described in Code
Section 414(q), and, effective January 1, 1997, generally means an Employee who performed services for an Affiliate during the determination year and who (a) during the determination year or the look-back year was at any time a 5% owner (as defined in Code Section 416(i)(1)) of an Affiliate, or (b) for the look-back year received compensation (as defined in Code Section 414(q)(4)) from an Affiliate in excess of $80,000 (as adjusted by the Secretary of the Treasury for cost of living increases). The determination year shall be the Plan Year, and the look-back year shall be the 12-month period immediately preceding the determination year.

     2.28 "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid or entitled to payment by an Affiliate for the performance of duties. Each such Hour of Service shall be credited to the calendar year in which the duties were actually performed.

     2.29 "Investment Oversight Committee" shall mean the committee appointed pursuant to Section 14.03, or its delegate as appointed by the Investment Oversight Committee in accordance with Section 14.04.

     2.30 "Investment Fund(s)" shall mean one or more of the investment options, selected by the Investment Oversight Committee under Section 14.03, to which Participants, Beneficiaries, and

                                  Section 2.27     "Highly Compensated Employee"
alternate payees under QDROs may direct investment of amounts in their Plan Accounts.

     2.31 "Leave of Absence" shall mean a leave of absence granted to an Employee in accordance with the personnel policy of an Affiliate by which such Employee is employed during which he or she is not expected to perform an Hour of Service.

     2.32 "Participant" shall mean an individual who has begun participation in the Plan pursuant to Article III and shall include any individual for whom an Account balance is maintained under the Plan. An individual shall cease to be a Participant upon the later of the date when (a) all amounts are distributed from his or her Accounts, or (b) the non-vested portion of his or her Company Matching Contribution Account is forfeited in accordance with Section 11.03.

     2.33 "Period of Severance" means the period commencing on the first day following an Employee's Severance from Service Date and ending on the day immediately preceding the Employee's Reemployment Commencement Date.

     2.34 "Period of Service" means a period beginning on the Employee's Employment Commencement Date (or Reemployment Commencement Date) and ending on the Employee's Severance from Service Date. A Period of Service shall include the period between the Participant's Severance from Service Date and his or her

                                            Section 2.31     "Leave of Absence"

Reemployment Commencement Date if such Reemployment Commencement Date occurs within twelve months after the earlier of:

          (a) the Participant's Severance from Service Date which occurred due to his or her Termination of Employment; or

          (b) the inception of the Participant's absence from service of 12 months or less for reasons other than Termination of Employment, if during the period of absence the Participant Terminates Employment.

     2.35 "Plan" shall mean The Prudential Employee Savings Plan as set forth in this document and as may be amended from time to time.

     2.36 "Plan Fund" shall mean the total contributions made by the Employer and by all Employees pursuant to this Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred but not paid by the Employer in the administration of the Plan. The term "Plan Fund" shall include all assets acquired by investment and reinvestment of the assets of the Plan Fund. The assets of the Plan Fund shall be held in trust or invested in insurance contracts or policies issued by an insurance company qualified to do business in a state or otherwise held by such an insurance company.

     2.37 "Plan Year" shall mean the calendar year.

                                                        Section 2.35     "Plan"

     2.38 "Post-2000 Company Matching Contribution Account" shall mean the separate Account maintained for a Participant that contains the value of Company Matching Contributions made by the Employer under the Plan on or after January 1, 2001 and the earnings (or losses) thereon.

     2.39 "Pre-2001 Company Matching Contribution Account" shall mean the separate Account maintained for a Participant that contains the value of Company Matching Contributions made by the Employer under the Plan before January 1, 2001 and the earnings (or losses) thereon.

     2.40 "Prudential" shall mean The Prudential Insurance Company of America.

     2.41 "Qualified Domestic Relations Order" or "QDRO" shall mean a judgment, decree or order (including an approval of a property settlement agreement) issued by a court or state administrative agency with appropriate jurisdiction that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, that is made pursuant to a domestic relations law of a state, that meets the requirements of Code Section 414(p), and that creates or recognizes the right of an alternate payee to receive all or a portion of the vested benefit payable to a Participant.

              Section 2.38     "Post-2000 Company Matching Contribution Account"

     2.42 "Reemployment Commencement Date" shall mean the first date following an Employee's Severance from Service Date upon which the Employee is credited with an Hour of Service.

     2.43 "Rollover Account" shall mean the separate Account maintained for a Participant that contains the value of Rollover Contributions made by such Participant to the Plan and the earnings (or losses) thereon.

     2.44 "Rollover Contribution(s)" shall mean a voluntary contribution made by an individual to the Plan pursuant to Section 4.06.

     2.45 "Severance from Service Date" means the earlier of:

          (a) the date on which an Employee Terminates Employment or dies; or

          (b) the first anniversary of the date on which an Employee remains absent from service (with or without pay) with an Affiliate for any reason other than Termination of Employment or death, such as holiday, sickness, disability, vacation, Leave of Absence, or layoff.

     Solely for purposes of determining whether an Employee experiences a one year Period of Severance, the Severance from Service Date of an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of a maternity or paternity leave is the second anniversary of the first day of such absence. An Employee shall be considered to be

                               Section 2.42     "Reemployment Commencement Date"
on maternity or paternity leave if absent from service because of the pregnancy of such individual, because of the birth of a child of such individual, because of the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement, provided the Employee furnishes to the Administrative Committee such timely information as may be reasonably required to establish that the Employee's absence qualifies as a maternity or paternity leave and the length of such qualifying absence.

     2.46 "Termination of Employment" including the verb form "Terminates Employment," shall mean the voluntary or involuntary termination of employment with all Affiliates for any reason other than death.

     2.47 "Trust" shall mean one or more legal entities created by a trust agreement between Prudential and the Trustee under which the Trustee shall hold all or a specified portion of the Trust Fund for the benefit of Participants, Beneficiaries, and alternate payees under QDROs.

     2.48 "Trust Fund" shall mean that portion of the Plan Fund that is not invested in insurance contracts or policies issued by an insurance company qualified to do business in a state or otherwise held by such an insurance company.

                                   Section 2.46     "Termination of Employment"

     2.49 "Trustee" shall mean the parties, individual or corporate, named as Trustee in the Trust, or any successor thereto.


     2.50 "Valuation Date" shall mean the close of business on each business day, unless otherwise specified by the Administrative Committee. For purposes of this definition, a business day is a day when the New York Stock Exchange is open for business, unless otherwise specified by the Administrative Committee.

     2.51 "Year of Service" shall mean every 365 days of a Period of Service. Partial Years of Service shall be expressed in terms of days. Subject to the provisions of Section 11.04, in determining a Participant's Years of Service, all non-successive periods of Period of Service shall be aggregated.

     Notwithstanding the foregoing, if a Covered Employee is absent from employment on account of active service in the Armed Forces of the United States for which the Covered Employee retains reemployment rights under federal statute, and if the Covered Employee returns to the employ of an Affiliate within the period provided by applicable law, he or she shall be given credit for the period of such absence (to the extent provided by applicable law) for purposes of vesting under Article XI.


                                       19
                                                       Section 2.49    "Trustee"

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     Each Employee shall be an Eligible Employee and may commence participation on the later of (1) his or her Employment Commencement Date (or Reemployment Commencement Date), or (2) the date he or she becomes a Covered Employee.

     An Eligible Employee who is eligible to enroll as a Participant in the Plan pursuant to this Article III may elect to enroll, or not to enroll, pursuant to procedures established by the Administrative Committee.

                                                                     ARTICLE III
                                                   ELIGIBILITY AND PARTICIPATION

                                   ARTICLE IV

                                  CONTRIBUTIONS

     4.01 Before-Tax Contributions. Subject to the limitations contained in
Article VI, in lieu of paying cash compensation to the Participant, for each payroll period the Employer shall contribute on behalf of each Participant, pursuant to a payroll deferral election made (or deemed made) by the Participant in a manner prescribed by the Administrative Committee, a whole percentage from 1% to 21% of the Participant's Earnings for the period. A Participant may change at any time the elected percentage for Before-Tax Contribution payroll deferrals under this Section 4.01 to any whole number from 0 to 21, and such change shall become effective as of the payroll period that occurs as soon as administratively practicable following such election. Before-Tax Contributions shall include all amounts contributed under this Section in a Plan Year and shall be credited to the Participant's Before-Tax Contribution Account. The Before-Tax Contributions of a Participant shall not exceed the lesser of (a) 21% of the Participant's Earnings, or (b) $7,000 (as adjusted by the Secretary of the Treasury for cost of living increases pursuant to Code Section 402(g)) for the Participant's taxable year. The Participant's Before-Tax Contribution percentage, when combined with the Participant's After-Tax Contribution percentage under Section 4.02, shall not exceed 21%.

                                       Section 4.01    Before-Tax Contributions.

     An Eligible Employee whose Employment Commencement Date (or Reemployment Commencement Date) occurs on or after January 1, 2001, and who has not affirmatively elected to make, or not to make, Before-Tax Contributions shall be deemed to have entered into a payroll deferral election to defer 4% of his or her Earnings, which shall be contributed by the Employer as Before-Tax Contributions on behalf of the Eligible Employee. Such deemed payroll deferral election shall become effective as soon as administratively practicable after the end of the period, as established by the Administrative Committee, during which the Eligible Employee may first affirmatively elect to make, or not to make, Before-Tax Contribution payroll deferrals. The Administrative Committee shall distribute, in accordance with procedures established by the Administrative Committee, to all Eligible Employees to whom this paragraph may apply, a notice that explains the automatic Before-Tax Contribution payroll deferral election and the Eligible Employee's right to elect to have no such payroll deferrals made or to change the amount of such payroll deferrals, including the procedure for exercising that right and the timing for implementation of any such election. Also, each Participant to whom this paragraph applies shall be notified annually of his or her Before-Tax Contribution deferral percentage and the Participant's right to change the percentage, including the procedure for exercising that right and the timing for implementation of any such election.

                                      Section 4.01    Before-Tax Contributions.

     If a Participant has made elective deferrals under this Plan and under other plans and arrangements in excess of the limit applicable under Code
Section 402(g) and if the Participant allocates any part or all of the excess deferral to the Plan and notifies the Administrative Committee of such allocation no later than March 1 of the next following year, then the Administrative Committee may distribute such excess deferral (and any income allocable thereto) to the Participant from the Participant's Before-Tax Contribution Account no later than April 15 of such year. The distribution described in the preceding sentence may be made notwithstanding any other provisions of this Plan; provided, however, that the amount of such distribution shall be reduced by any excess Before-Tax Contributions previously distributed in accordance with Section 6.05 with respect to the Participant for the Plan Year beginning with or within such Participant's taxable year. Company Matching Contributions (plus earnings thereon) which correspond to an Employee's excess deferral shall be forfeited.

     4.02 After-Tax Contributions. Subject to the limitations contained in
Article VI, for each payroll period a Participant may contribute on an after-tax basis, pursuant to a payroll deduction election made by the Participant in a manner prescribed by the Administrative Committee, a whole percentage from 1% to 21% of his or her Earnings for the period. A Participant may change at any time the elected percentage for After-Tax Contributions under this

                                        Section 4.02    After-Tax Contributions.

Section 4.02 to any whole number from 0 to 21, and such change shall become effective as of the payroll period that occurs as soon as administratively practicable following such election. After-Tax Contributions shall be credited to the Participant's After-Tax Contribution Account. The Participant's After-Tax Contribution percentage, when combined with the Participant's Before-Tax Contribution percentage under Section 4.01, shall not exceed 21%.

     4.03 Suspension of Before-Tax and After-Tax Contributions. Notwithstanding Sections 4.01 and 4.02, if a Participant takes a hardship withdrawal from another qualified plan maintained by an Affiliate that complies with the safe-harbor provisions under Treasury Regulation Section 1.401(k)-1(d)(2), then the Participant shall be prohibited from making Before-Tax Contributions and After-Tax Contributions for 12 months following the receipt of such withdrawal, and the limitations of Code Section 402(g) shall be reduced for the calendar year following the calendar year in which such hardship withdrawal occurred by an amount equal to the amount of the Participant's before-tax contributions made in the calendar year of the hardship withdrawal.

          Section 4.03     Suspension of Before-Tax and After-Tax Contributions.

     4.04 Company Matching Contributions.

          (a) Subject to the limitations contained in Article VI, for each payroll period the Employer shall contribute a Company Matching Contribution on behalf of each Participant equal to the Participant's Before-Tax Contributions for the payroll period up to a maximum of 4% of Earnings. Company Matching Contributions shall be credited to the Participant's Post-2000 Company Matching Contribution Account.

          (b) The Company Matching Contribution for those Participants included in the employee classes indicated below will be increased by an amount equal to one half of a percentage point of Earnings for each tenth of a percentage point by which the Company Factor for 2000 exceeds one; provided, however, that if the Company Factor is not denominated in an even tenth of a percentage point, the additional Company Matching Contribution for such portion of a tenth of a percentage point will be increased by an amount equal to a corresponding pro rata portion of one half of a percentage point of Earnings. Except as provided below in this subsection (b), this additional Company Matching Contribution shall not exceed 3% of Earnings and shall be treated as a regular Company Matching Contribution for all purposes under the Plan. The additional Company Matching Contribution shall commence as of the payroll period in 2001 that begins as soon as administratively practicable following the date of the announcement of the 2000 Company Factor, and shall continue through the last payroll period that ends in 2001. The total amount of the additional Company

                                Section 4.04     Company Matching Contributions.

Matching Contribution that would otherwise have been payable over a 12-month period shall be payable on an adjusted pro rata basis over the payroll periods in 2001 during which the contribution is made. The classes of Employees eligible for the additional Company Matching Contribution described in this Section 4.04(b) are non-management Eligible Employees below the level of Associate Manager (which, in general, is intended to include Employees whose rank is below level 20 or such equivalent ranks as determined by the Administrative Committee) as of the end of the 2000 Plan Year. Regardless of level and management status, and effective immediately upon transfer to such status, the following Employees shall not be eligible for the additional Company Matching Contribution:

          (1) statutory employees under Code Section 3121(d)(3) (relating to full time life insurance salesmen);

          (2) Individual Financial Services Field Sales Representatives, Sales Management Employees, Planners, and Prudential Preferred Advisors; and

          (3) Employees of nonparticipating Affiliates. No additional Company Matching Contribution shall be made after December 31, 2001.

     4.05 Payment of Contributions. The Employer shall pay, or see to the payment by a participating Affiliate, to the Plan Fund, the Before-Tax Contributions, After-Tax Contributions, and

                                      Section 4.05     Payment of Contributions.

Company Matching Contributions on behalf of each Participant as soon as administratively practicable after the end of each payroll period, but in no event later than 15 days after the end of the month in which such contributions are made, and shall deliver amounts received for Rollover Contributions to the Plan Fund as soon as administratively practicable following receipt from the Participant. Such contribution payments shall be accrued in the fiscal year of the Employer which ends in the Plan Year.

     4.06 Rollover Contributions. Any Covered Employee may make a Rollover Contribution to the Plan. A Rollover Contribution is a contribution which satisfies the conditions for income tax-free contributions in accordance with Code Section 402 or 403 of amounts distributed from other tax-qualified retirement plans or conduit individual retirement accounts or annuities described in Code Section 408(d). An individual (whether or not a Covered Employee) may make a Rollover Contribution to the Plan of an eligible rollover distribution received from The Prudential Cash Balance Pension Plan Document component of The Prudential Merged Retirement Plan, provided that such Rollover Contribution exceeds the dollar limit under Code Section 411(a)(11)(A). The Administrative Committee may require the Covered Employee, or other individual, as applicable, to produce such evidence with respect to the taxability of the Rollover Contribution and its conformity to the foregoing conditions as it deems necessary prior to receipt of a Rollover Contribution. Rollover Contributions shall be nonforfeitable, shall be credited to an Account known as

                                        Section 4.06     Rollover Contributions.

a Rollover Account and shall be accounted for separately from other amounts contributed for the Participant hereunder. For the purpose of Article VI, Rollover Contributions shall be disregarded. All Rollover Contribution applications shall be made in a manner prescribed by the Administrative Committee.

     4.07 Transfers from Another Qualified Plan. With the consent of the Administrative Committee, the Plan may accept transferred assets from other Code
Section 401(a) qualified plans for Covered Employees. Such transfers shall be in cash unless the Administrative Committee approves of the transfer of other property in which case the Administrative Committee may establish a segregated fund for such assets, subject to such rules or regulations as the Administrative Committee may adopt.

     4.08 Qualified Military Service.

          (a) If a Covered Employee whose employment rights are protected by USERRA is reemployed by an Affiliate, such Employee may elect to make before-tax contributions and after-tax contributions as permitted under the Plan for the period during which the Employee was in "qualified military service" (as defined under USERRA). The Employee shall designate the Plan Year(s) to which such contributions relate. Such contributions may be made during the period beginning on the date of the reemployment of such Employee, and must be made by the end of the period that is the lesser of (1) the product of 3 and the period of qualified

                         Section 4.07     Transfers from Another Qualified Plan.

military service, or (2) 5 years following the date of such reemployment.

          (b) In the event an Employee makes before-tax contributions or after-tax contributions in accordance with subsection (a) above, corresponding company matching contributions shall be made based on the rate of matching contributions in effect for the Plan Year to which the contributions relate, as determined by the Employee's election under subsection (a) above.

          (c) In the event any contributions are made pursuant to subsections
(a) and (b) above, the Employee shall not be entitled to retroactive earnings on such contributions.

          (d) A Covered Employee whose employment rights are protected by USERRA and who returns to employment with an Affiliate following a period of qualified military service shall, for purposes of this Section 4.08, be treated as receiving Earnings equal to the Earnings the Covered Employee would have received during such period if the Covered Employee were not in qualified military service, determined based on the rate of pay the Covered Employee would have received but for the absence; provided, however, if the amount of Earnings the Covered Employee would have received during such period is not reasonably certain, Earnings for this purpose shall equal the Covered Employee's average Earnings during the 12 months immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).

          (e) Any contributions made pursuant to subsections (a) and (b) above are not subject to the limits under Code

                                    Section 4.08     Qualified Military Service.

Sections 402(g) (as described in Section 4.01) and 415 (as described in Sections
6.01 and 6.02) in the Plan Year(s) in which made; rather, such contributions are subject to such limits in the Plan Year(s) to which the contributions relate, as determined by the Employee's election under subsection (a) above. Such contributions will not be subject to the ADP test described in Section 6.03, the ACP test described in Section 6.04, or the aggregate limits test described in
Section 6.06 for any Plan Year.

                                                4.08 Qualified Military Service.

                                    ARTICLE V

                PARTICIPANT ACCOUNTS AND RETURN OF CONTRIBUTIONS

     5.01 Participants' Accounts. The Administrative Committee shall establish a separate Before-Tax Contribution Account, After-Tax Contribution Account, Pre-2001 Company Matching Contribution Account, Post-2000 Company Matching Contribution Account, Rollover Account, and Forfeiture Pending Account, as applicable, in the name of each Participant. Collectively, these accounts comprise the Participant's Accounts, or, as the case may be, the Accounts of a Beneficiary or an alternate payee under a QDRO.

     5.02 Undivided Interests. An Account represents an undivided interest in the Plan Fund and no Participant, Beneficiary, or alternate payee under a QDRO shall have a separate interest in individual securities or other assets which make up the Plan Fund. No Participant, Beneficiary, or alternate payee under a QDRO shall have an interest in Employer contributions until allocated.

     5.03 Return of Contributions.

          (a) Deductibility of Contributions. Contributions made to the Plan
              ------------------------------
Fund shall be conditioned upon the deductibility of such contributions under Code Section 404. To the extent such deduction is disallowed, any Employer contribution to the Plan


                                       31
                                                    5.01 Participants' Accounts.

Fund may be returned to the Employer at the discretion of the Employer as soon as administratively practicable but within 1 year after the disallowance of the deduction. A returned contribution will not include the earnings attributable to the contribution but will be reduced by any losses attributable to the contribution.

          (b) Mistake of Fact. Any Employer contribution made because of a
              ---------------
mistake of fact may be returned to the Employer at the discretion of the Employer as soon as administratively practicable but within 1 year after the payment of such contribution. A returned contribution will not include the earnings attributable to the contribution but will be reduced by any losses attributable to the contribution.

          (c) Correction of Mistaken Employee Contributions. To the extent
              ---------------------------------------------
consistent with qualified plan correction programs established and maintained by the Internal Revenue Service (as set forth in Revenue Procedure 2000-16, and any other applicable guidance issued by the Internal Revenue Service), amounts contributed or deposited to the Plan by an Employee (as adjusted for earnings and losses) may be returned to such Employee if the Administrative Committee determines that such amounts were not authorized to be contributed or deposited to the Plan by the Employee or were not contributed or deposited in accordance with the Plan.

                                                   5.03 Return of Contributions.

                                   ARTICLE VI

                            LIMITATIONS ON ADDITIONS

     6.01 Limitation on Additions. Notwithstanding any provision of this Plan, if the sum of annual additions (as defined in this Section) allocable to the Accounts of a Participant exceeds the lesser of (a) $30,000 (as adjusted by the Secretary of the Treasury for cost of living increases), or (b) 25% of the Participant's compensation (within the meaning of Code Section 415(c)(3) and Treasury Regulation Section 1.415-2(d), to the extent consistent therewith), the Plan, as soon as administratively feasible after the end of the Plan Year, first, shall return to the Participant any After-Tax Contribution equal to such excess, and second, if necessary, shall return to the Participant the remaining Before-Tax Contributions for the Plan Year, to the extent necessary for the amount returned to equal such excess. Any excess annual additions remaining after the return of After-Tax Contributions and Before-Tax Contributions shall be applied to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, if necessary) for the Participant. If the Participant is not covered by the Plan at the end of a Plan Year, any unallocated excess shall be allocable during the next Plan Year among the Accounts of other Participants (after eliminating Participants to whom allocations are precluded under this Section) in proportion to the Earnings of such other Participants and repeating the procedure until the entire amount


                                       33
                                                   6.01 Limitation on Additions.

has been allocated; but if the entire amount cannot be so allocated the unallocated excess shall be credited to a suspense account (which shall not participate in the allocation of earnings and losses) until the next subsequent Plan Year in which such unallocated excess can be allocated. No annual additions shall be made to the extent that their allocation to the Accounts of Participants would be precluded by this Section.

     For the purposes of this Section and Section 6.02 below, annual additions shall include Before-Tax Contributions, Company Matching Contributions (including forfeitures), After-Tax Contributions, contributions to an individual medical account as defined in Code Section 415(l)(2), and (but only for purposes of (a) above) contributions on behalf of key employees, as defined in Code
Section 416(i), to a separate account for medical benefits after separation from service. Contributions described in Sections 4.08(a) and (b) made for a period of military service, shall be considered annual additions only to the extent provided in Section 4.08(e). If the Administrative Committee determines that annual additions are projected to exceed the limitations imposed by this Section 6.01, the Administrative Committee may reduce Before-Tax and After-Tax Contribution percentages to the extent the Administrative Committee determines to be necessary to avoid excess annual additions.

     6.02 Other Plans. For purposes of applying the limitations set forth in
Section 6.01, above, any other defined contribution plan (whether or not terminated) or welfare benefit


                                       34
                                                               6.02 Other Plans.

fund maintained by an Affiliate and subject to Code Section 415(h) shall be aggregated with this Plan; said limitations shall be applied to this Plan so that an amount allocated to a Participant under such other plan(s) or welfare benefit fund(s) shall be counted as if it had been so allocated under this Plan, thereby reducing the amount actually allocable under this Plan.

     6.03 Special Discrimination Rule.

          (a) Basic Rule. In order to meet the requirements of Code Section
              ----------
401(k), the Average Deferral Percentage ("ADP") for Highly Compensated Employees for a Plan Year shall bear a relationship to the ADP for all other Eligible Employees for the same Plan Year if such Plan Year begins before 1997, otherwise for the immediately preceding Plan Year, that meets at least one of the following tests:

          (1) the ADP for the group of Highly Compensated Employees is not more than the ADP for all other Eligible Employees multiplied by 1.25, or

          (2) the excess of the ADP for the group of Highly Compensated Employees over that of all other Eligible Employees is not more than 2 percentage points, and the ADP for the group of Highly Compensated Employees is not more than the ADP of all other Eligible Employees multiplied by 2.

     The ADP for a Highly Compensated Employee who is participating in two or more arrangements intended to qualify under Code Section 401(k) maintained by an Affiliate shall be determined as though all such arrangements were one arrangement.

                                       35
                                               6.03 Special Discrimination Rule.

          (b) Review by Administrative Committee. Before the allocation of
              ----------------------------------
Before-Tax Contributions to Participants' Accounts during the Plan Year, the Administrative Committee shall review the contributions elected. If the Administrative Committee determines that the Average Deferral Percentages of the Highly Compensated Employees are projected to exceed the Average Deferral Percentages of other Eligible Employees by a margin greater than that permitted by Section 6.03(a), the Administrative Committee shall reduce the Before-Tax Contribution percentages permitted by Highly Compensated Employees to the extent the Administrative Committee determines to be necessary to avoid such excess, or may impose such other restrictions as it deems necessary to comply with the requirements of this Section.

     In the event the Before-Tax Contributions of Highly Compensated Employees exceed the limit of subsection (a), above, the amount of the excess shall be returned to the Highly Compensated Employees as provided in Section 6.05, below.

     The Administrative Committee may impose such limits on Before-Tax Contributions as it deems necessary or advisable for continued qualification of the Plan.

     6.04 Limitations on After-Tax and Company Matching Contributions. The Average Contribution Percentage for Highly Compensated Employees shall meet at least one of the tests set forth in Section 6.03, above, applying such tests to the Average Contribution Percentage of Employees instead of to the Average

               6.04 Limitations on After-Tax and Company Matching Contributions.

Deferral Percentage. In the case of a Highly Compensated Employee, matching and Employee contributions made under any other plan maintained by an Affiliate shall be taken into account. The Employer may, consistent with Treasury Regulations, elect to take Before-Tax Contributions into account in computing the Average Contribution Percentage.

     If the Administrative Committee determines that the Average Contribution Percentages of the Highly Compensated Employees are projected to exceed the Average Contribution Percentages of other Eligible Employees by a margin greater than permitted by this Section 6.04, the Administrative Committee shall reduce the After-Tax Contribution percentages permitted by Highly Compensated Employees to the extent the Administrative Committee determines to be necessary to avoid such excess, or may impose such other restrictions as it deems necessary to comply with the requirements of this Section.

     6.05 Return of Excess Contributions. If at the end of a Plan Year the amount of Before-Tax Contributions made by Highly Compensated Employees causes the limits of Section 6.03(a) to be exceeded, then the excess Before-Tax Contributions and any income allocable thereto for the Plan Year shall be returned, not later than the close of the following Plan Year, to the Highly Compensated Employees on the basis of the respective portions of the returnable excess

                                            6.05 Return of Excess Contributions.

Before-Tax Contributions attributable to each Highly Compensated Employee. Effective January 1, 1997, for the purpose of the preceding sentence, the returnable excess Before-Tax Contributions shall be determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Employees in the order of the amount of Before-Tax Contributions beginning with the highest of such dollar amounts until the maximum permissible amount of Before-Tax Contributions is reached, or until all of the excess Before-Tax Contributions (and any income allocable thereto) are distributed. The amount of excess Before-Tax Contributions to be returned under this Section 6.05 to an Employee for a Plan Year shall be reduced by any excess deferrals previously distributed to the Employee in accordance with Section 4.01 for the Employee's taxable year ending with or within the Plan Year. Company Matching Contributions (plus earnings thereon) which correspond to an Employee's excess Before-Tax Contributions shall be forfeited. Effective January 1, 1997, the family aggregation rules of Code Section 414(q)(6), as in effect prior to enactment of the SBJPA, shall not affect application of these rules.

     If at the end of a Plan Year the amount of After-Tax and Company Matching Contributions paid under the Plan on behalf of Highly Compensated Employees exceeds the limits set forth in Section 6.04, above, then the excess of such contributions (including Before-Tax Contributions, if any, taken into account under said Section 6.04, above) and any income allocable thereto for such Plan Year shall be returned, not later than the close of the following Plan Year, to the Highly Compensated Employees; provided, however, that if the Participant is not vested in his or her Company Matching Contribution Account, the amount of such

                                            6.05 Return of Excess Contributions.

excess attributable to Company Matching Contributions (plus earnings thereon) shall be forfeited. Such excess After-Tax and Company Matching Contributions shall be determined on a basis consistent with the basis used to return excess Before-Tax Contributions as provided in the preceding paragraph; provided, however, that such excess contributions shall not be reduced for any previously distributed excess deferrals.

     6.06 Aggregate Limits Test. If either the Average Deferral Percentage test described in Section 6.03 or the Average Contribution Percentage test described in Section 6.04 is not satisfied by applying the "1.25" multiple described in
Section 6.03(a)(1), then the Administrative Committee may elect to have the Plan, with respect to any Plan Year, satisfy the `aggregate limits test', or any other alternative test permitted by the Internal Revenue Service, as an alternative to passing either the Average Deferral Percentage test as set forth in Section 6.03, or the Average Contribution Percentage test as set forth in
Section 6.04, using the 1.25 multiple described in Section 6.03(a)(1).

     The aggregate limits test shall be satisfied if the sum of the Average Deferral Percentages of all Highly Compensated Employees and the Average Contribution Percentages for all Highly Compensated Employees does not exceed the aggregate limit. For purposes of this Section 6.06, the aggregate limit is equal to the greater of:

     (a) The sum of:

                                       39
                                                     6.06 Aggregate Limits Test.

          (1) 125% of the greater of the (i) Average Deferral Percentage of all Eligible Employees who are not Highly Compensated Employees, or (ii) the Average Contribution Percentage of all Eligible Employees who are not Highly Compensated Employees; and

          (2) 2 plus the lesser of (i) or (ii) above; provided, that in no event shall this amount exceed 200% of the lesser of (i) or (ii) above; or

     (b) The sum of:

          (1) 125% of the lesser of the (i) Average Deferral Percentage of all Eligible Employees who are not Highly Compensated Employees, or (ii) the Average Contribution Percentage of all Eligible Employees who are not Highly Compensated Employees; and

          (2) 2 plus the greater of (i) or (ii) above; provided, that in no event shall this amount exceed 200% of the greater of (i) or (ii) above.


     6.07 Reduction of Contributions. If after the close of the Plan Year the Administrative Committee determines that the Plan may not satisfy the aggregate limits test described in Section 6.06, then the Administrative Committee shall reduce the contributions of Highly Compensated Employees, to the extent necessary to satisfy the aggregate limits test, in accordance with Section 6.05.

                                  Section 6.07      Reduction of Contributions.

     6.08 Limitations. The Employer shall not make a contribution in excess of the maximum amount allowable as a deduction for the taxable year under Code
Section 404 unless so directed by the Board of Directors.

                                                Section 6.08      Limitations.

                                   ARTICLE VII

                                    VALUATION

     7.01 Valuation. The Administrative Committee shall cause the Plan Fund to be valued at fair market value as of each Valuation Date.

     7.02 Allocation of Contributions, Earnings and Expenses. The Administrative Committee shall allocate Before-Tax Contributions, After-Tax Contributions, Company Matching Contributions and Rollover Contributions to the Account balances of Participants, Beneficiaries, and alternate payees under QDROs and also shall allocate income and expenses and gains and losses among such Accounts. The Administrative Committee may allocate income and expenses and gains and losses to one or more Investment Funds and the Accounts invested therein, or by Participant, Beneficiary, or alternate payee under a QDRO (on a per capita basis or pro rata by Account balances), or according to such other method as the Administrative Committee may deem appropriate.

     7.03 Valuation and Allocation Procedures. The Administrative Committee may establish accounting procedures for the purpose of making allocations, valuations, and adjustments to the Accounts of Participants, Beneficiaries, and alternate payees under QDROs, and may modify such procedures from time to time.

                                                  Section 7.01       Valuation.

                                  ARTICLE VIII

                            POST-TERMINATION BENEFITS

     8.01 Distributions.

          (a) Full Distributions. Subject to the rules of Article IX, following Termination of Employment a Participant may elect to receive full distribution of the nonforfeitable percentage of his or her Accounts. Distributions shall be made in cash. The value of a Participant's benefit shall be determined as soon as administratively practicable following receipt by the Administrative Committee of a request for distribution. Distributions and requests for distribution shall be made in conformance with rules and regulations as the Administrative Committee may adopt, and shall not be revocable after commencement of the distribution.

          (b) Partial Distributions. Subject to Article IX, a Former Participant who has Terminated Employment or has reached his or her Disability Date, the Beneficiary of such a Former Participant, or an alternate payee under a Qualified Domestic Relations Order, may make withdrawals from his or her Account balances. An individual to whom this Section 8.01(b) applies may make no more than 5 withdrawals per Plan Year and the amount of any such withdrawal must equal at least $300. Withdrawals made under this Section 8.01(b) shall be made from the individual's Accounts in the order specified in Appendix C.

                                              Section 8.01       Distributions.

     8.02 Forms of Benefit. The forms of benefit available with respect to distributions described in Section 8.01 are:

          (a) a lump sum distribution;

          (b) a systematic withdrawal method of payment providing monthly, quarterly, semi-annual or annual installments made over a specified period of time or made in a specified dollar amount, whichever method is selected by the Participant, until the Participant's Account is exhausted, with the option to accelerate the remaining Account balance in a lump sum payment at any time, and with such withdrawals made from the Participant's Accounts in the order specified in Appendix C (during the systematic withdrawal period the Participant may continue to make transfers pursuant to Article XV);

          (c) an annuity form selected by the Participant in accordance with
Section 8.03, provided that the cost of the annuity equals or exceeds $3,500; or

          (d) any combination of (a), (b), and/or (c).


     8.03 Annuity Form of Distribution.

          (a) Normal Annuity Form. The "Normal Annuity Form" (as defined below)
              -------------------
will be the normal form of payment to a Participant with respect to --

              (1) the portion of the Participant's Accounts that consists of a direct plan to plan transfer from a plan that is subject to the qualified joint and survivor annuity requirements of Code Sections 401(a)(11) and 417, and

                                            Section 8.02      Forms of Benefit.

               (2) the portion of the Participant's Accounts that the Participant elects to receive in the form of an annuity.

     A "Normal Annuity Form" with respect to a Participant who is not married on his or her Annuity Starting Date shall mean a series of equal monthly payments to continue for the life of the Participant, with no payments made following the Participant's death.

     A "Normal Annuity Form" with respect to a Participant who is married on his or her Annuity Starting Date shall mean a series of equal monthly payments to continue for the life of the Participant. Following the Participant's death, monthly payments will be continued to the Participant's spouse for the remaining lifetime of such spouse. The monthly payment payable to the spouse prior to the date 120 monthly payments have been paid under this form will be equal to 100% of the monthly payment payable to the Participant. The monthly payment payable to the spouse thereafter will be equal to 50% of the monthly payment payable to the Participant. If the Participant and the spouse die before 120 monthly payments have been made to the Participant and the spouse, a monthly payment equal to 100% of the monthly payment payable to the Participant will be continued to the Participant's contingent Beneficiary until 120 monthly payments have been paid under this form, or if no such contingent Beneficiary survives both the Participant and the spouse, the value of the remaining payments will be paid to the estate of the last to die of the Participant and the spouse.

                                Section 8.03      Annuity Form of Distribution.

     A Participant may elect an optional form of annuity distribution described in Section 8.03(c) in accordance with the election and consent requirements in
Section 8.03(b). As evidence of any annuity payable under the Plan, a group annuity certificate describing the terms of payment of the annuity will be distributed to the annuitant to whom it is payable.

          (b) Annuity Election Rules. If the Normal Annuity Form is effective
              ----------------------
for a Participant, the Administrative Committee will provide to such Participant, within 90 days and no less than 30 days before his or her distribution date, a written explanation of:

               (1) the terms and conditions of the Normal Annuity Form;

               (2) the Participant's right to make, and the effect of, an election to waive the Normal Annuity Form;

               (3) the rights of the Participant's spouse and the need to make a "Qualified Election" (as defined below) to waive the Normal Annuity Form; and

               (4) the right to make, and the effect of, a revocation of a previous election to waive the Normal Annuity Form.

                                Section 8.03      Annuity Form of Distribution.

     "Qualified Election" means an election to waive the Normal Annuity Form. The waiver will not be effective unless: (i) the Participant's spouse consents in writing to the election; (ii) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent; (iii) the spouse's consent acknowledges the effect of the election; and (iv) the spouse's consent is witnessed by a notary public. Additionally, a waiver shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Administrative Committee that such written consent may not be obtained because such spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe, a waiver by the Participant will be deemed a Qualified Election. Any consent necessary under this Section 8.03(b) will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse.

     Effective for distributions on or after January 1, 1997, the Annuity Starting Date for a distribution in a form other than a Normal Annuity Form may be less than 30 days after receipt of the written explanation described in this
Section 8.03(b) provided: (I) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Normal Annuity Form and elect (with spousal consent) a form of distribution other than the

                                Section 8.03      Annuity Form of Distribution.

Normal Annuity Form; (II) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Normal Annuity Form is provided to the Participant; and
(III) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

     Additionally, a revocation of a prior waiver may be made by a Participant without the spouse's consent at any time before a distribution of the Participant's Account balance is made. The number of revocations will not be limited. A revocation of a prior waiver may not be made by the spouse.

          (c) Optional Forms of Annuity. In lieu of the Normal Annuity Form, a
              -------------------------
Participant may elect --

               (1) a fixed dollar annuity which provides for a series of payments the amount of which is the same each month and is fixed at the date payments commence; or

               (2) a variable annuity form under which monthly payments vary based on investment experience. Under a variable annuity, the Participant may elect among investment options as designated from time to time by the Investment Oversight Committee in accordance with Section 14.03.

Any such annuity shall be provided pursuant to a contract with an annuity provider, and such annuities shall provide for payment to be made over --

                    (i) the life of the Participant;

                                Section 8.03      Annuity Form of Distribution.

                    (ii) the lives of the Participant and his or her spouse if payments are to be made to the spouse, otherwise his or her designated Beneficiary;

                    (iii) a period not extending beyond the life expectancy of the Participant and his or her spouse, if applicable, otherwise his or her designated Beneficiary; or

                    (iv) a period not extending beyond the life expectancy of the Participant.


     8.04 Death Benefit. If a Participant dies with nonforfeitable amounts credited to his or her Accounts, the benefit will be distributed to his or her Beneficiary as determined under Section 8.06. The benefit will be distributed as soon as practical after a claim is made by the Beneficiary in a manner satisfactory to the Administrative Committee. Notwithstanding any other provision of this Plan, all nonforfeitable amounts allocated to the Participant's Accounts must be distributed no later than December 31 of the calendar year that contains the 5th anniversary of his or her death unless --

          (a) the Participant's Beneficiary is his or her surviving spouse and such spouse elects to receive annuity or installment payments over his or her life or over a period not exceeding his or her life expectancy, and such payments begin no later than December 31 of the year in which the Participant would have attained age 70 1/2 (or December 31 of the year following the year in which the Participant died, if later); or

                                       49
                                               Section 8.04      Death Benefit.

          (b) the Participant's designated, non-spouse Beneficiary elects to receive annuity or installment payments over his or her life or over a period not exceeding his or her life expectancy, and such payments begin no later than December 31 of the year following the year in which the Participant died.

     The Participant's Account balance at the time of his or her death will be distributed as a single sum unless the Beneficiary elects an optional form of distribution under Section 8.02, or elects to receive a partial distribution under Section 8.01(b), at the time the claim is submitted.

     If distribution of the Participant's interest has begun in accordance with
Section 8.01 or 9.01 prior to the Participant's death, the undistributed portion shall be distributed at least as rapidly as the method of distribution in effect on the date of the Participant's death.

     8.05 Annuity Contracts. All annuity contracts under this Plan shall be non-transferable when distributed. Furthermore, to the extent required by law, the terms of any annuity contract purchased and distributed to a Participant, Beneficiary, or alternate payee under a QDRO shall comply with the requirements of the Plan.

     8.06 Effective Beneficiary Designation. An effective Beneficiary designation is a direction, not subsequently revoked, made and delivered to the Administrative Committee, in accordance with rules and procedures prescribed by the Administrative

                                           Section 8.05      Annuity Contracts.

Committee, during the Participant's lifetime designating a person or persons (including individuals, partnerships, corporations and trusts) to receive a distribution to be made when the Participant is not living, if the person or persons designated is or are living or in existence when the distribution is to be made, with such order of priority as may be specified.

     If the Participant was married at the time of his or her death, the designation of a person other than the Participant's surviving spouse to receive any distribution to be made when the Participant is not living, regardless of when made, shall not be effective and shall be treated as a designation of such surviving spouse unless (a) such surviving spouse has consented to such designation in writing and such consent acknowledges the effect of the election and was witnessed by a notary public, or (b) it is established to the satisfaction of the Administrative Committee that such consent may not be obtained because such spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe. Such consent shall be effective only with respect to the spouse who signs the consent, or in the event of a waiver of such consent under (b) of the preceding sentence, the designated spouse. If the Participant is not living and has not made an effective Beneficiary designation, the Participant's Beneficiary shall be the Participant's surviving spouse, if living, otherwise the Participant's estate.

     8.07 Direct Rollovers. An Eligible Rollover Recipient (as defined below) may elect, at the time and in a manner

                                           Section 8.07      Direct Rollovers.

prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution (as defined below) that is equal to at least $200 paid directly to an Eligible Retirement Plan (as defined below) specified by the Eligible Rollover Recipient in a direct rollover. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Eligible Rollover Recipient, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Eligible Rollover Recipient or the joint lives (or joint life expectancies) of the Eligible Rollover Recipient and the Eligible Rollover Recipient's designated Beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code Section 401(a)(9); (3) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); (4) the portion of any other distribution(s) that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (5) any other distribution(s) that is reasonably expected to total less than $200 during a year. An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified plan described in Code Section 401(a) other than this Plan that accepts the Eligible Rollover Recipient's Eligible Rollover Distribution. However, in the case

                                       52
                                                          8.07 Direct Rollovers.

of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is such an individual retirement account or individual retirement annuity. An Eligible Rollover Recipient includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order are Eligible Rollover Recipients with regard to the interest of the surviving spouse, spouse, or former spouse. A non-spouse Beneficiary is not an Eligible Rollover Recipient.

     8.08 Incapacity. If any person entitled to a benefit payment under the Plan is, in the opinion of the Administrative Committee, at any time physically or mentally incapable of personally receiving and giving a valid receipt for any payment under the Plan, the Administrative Committee may, unless and until a claim shall have been made by a duly qualified guardian, conservator, or committee of such person, direct payment thereof to any person or institution then, in the opinion of the Administrative Committee, contributing toward or providing for the care or maintenance of such person, and such payment shall completely discharge all liability with respect to the amount so paid.

                                                                8.08 Incapacity.

                                   ARTICLE IX

                        COMMENCEMENT OF BENEFIT PAYMENTS

     9.01 Commencement of Benefit Payments. Unless the Participant elects otherwise as described in subsection (b)(2) below, payment of benefits shall be made or commence no later than the 60th day after the close of the Plan Year in which occurs the later of the Participant's attainment of age 65 or Termination of Employment, provided that --

          (a) Upon advance notice, a Participant may request a distribution of the amount to which he or she is entitled under Article VIII at any date on or after the Participant's Termination of Employment, but no later than the Participant's Required Beginning Date (as defined in Section 9.02).

          (b) Any distribution to a Participant prior to his or her attainment of age 65 shall require such Participant's consent. With regard to this required consent --

               (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan, and the Participant has been informed of his or her right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits

                                          9.01 Commencement of Benefit Payments.

shall not apply with respect to distributions which are required under Code
Section 401(a)(9).

               (2) Notice of the rights specified under this subsection (b) shall be provided no less than 30 days and no more than 90 days before the date the distribution commences. However, if the Participant, after having received this notice, affirmatively elects a distribution, distribution may commence less than 30 days after the notice was provided if the Participant was provided with information that clearly indicates that he or she has at least 30 days to consider whether to consent to the distribution.

               (3) Consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the date the distribution commences.

     9.02 Distribution Requirements. The requirements of this Section will apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan.

          (a) All distributions made under this Plan will comply with Code
Section 401(a)(9), including the minimum distribution incidental death benefit requirement under proposed Treasury Regulation Section 1.401(a)(9)-2.

          (b) "Required Beginning Date." The entire interest of a Participant
              -------------------------
must be distributed or begin to be distributed no later than the Participant's Required Beginning

                                                 9.02 Distribution Requirements.

Date. The Required Beginning Date is April 1 of the calendar year following the later of --

               (1) the calendar year in which the Participant attains age 70 1/2; or

               (2) the calendar year in which the Participant Terminates Employment; provided, however, that this subsection (b)(2) shall not apply to a Participant who is a 5% owner (as defined in Code Section 416(i)(1)(B)) of Prudential.

          (c) Limits on Distribution Periods. Distribution, if not made in a
              ------------------------------
single sum, may only be made over one of the following periods:

               (1) the life of the Participant;

               (2) the lives of the Participant and his or her spouse if payments are to be made to the spouse, otherwise his or her designated Beneficiary;

               (3) a period certain not extending beyond the Participant's life expectancy; or

               (4) a period certain not extending beyond the life expectancy of the Participant and his or her spouse, if applicable, otherwise his or her designated Beneficiary.

          (d) Minimum Distribution -- Annuities. If the Participant's benefit is
              ---------------------------------
distributed in the form of a purchased annuity, distribution thereunder will be made in accordance with the requirements of Code Section 401(a)(9)(D).

          (e) If distributions must begin pursuant to Code Section 401(a)(9) and the Participant has not selected an optional form of distribution that complies with this Article, the

                                                 9.02 Distribution Requirements.

Administrative Committee will compute a minimum distribution amount and will distribute it in conformity with Code Section 401(a)(9). The minimum distribution amount for a Participant will be determined on the basis of the joint life expectancies of the Participant and the person designated by the Participant as the Beneficiary for purposes of determining the minimum distribution amount. If the Participant does not designate a Beneficiary for purposes of calculating the minimum distribution amount, the minimum distribution amount will be determined on the basis of the Participant's life expectancy only. For Participants who turn age 70 1/2 in 2001 or thereafter, unless the Participant elects otherwise, the life expectancy of the Participant and, as applicable, the Participant's spouse shall not be subject to recalculation in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Distributions that commence under this Section 9.02(e) after 2000 shall be made from the Participant's Accounts in the order specified in items (1) through (8) of Appendix C.

                                       Section 9.02 Distribution Requirements.

                                    ARTICLE X

                                   WITHDRAWALS

     10.01 Regular In-Service Withdrawals. An Employee may make a withdrawal from the nonforfeitable portion of his or her Accounts described in items (1) through (4) of Appendix C, and, if the Employee is at least age 59 1/2, from the nonforfeitable portion of his or her Accounts described in items (1) through (7) of Appendix C. An Employee may make no more than 5 withdrawals per Plan Year under this Section 10.01, and the amount of any such withdrawal must equal at least $300 or, if less, the total amount available for withdrawal by the Participant. To the extent permitted under this Section 10.01, withdrawals shall be made from the Participant's Accounts in the order specified in Appendix C.

     10.02 Hardship Withdrawals.

          (a) An Employee may make a hardship withdrawal from the nonforfeitable portion of his or her Accounts described in items (1) through (6) of Appendix C, by submitting a request in the manner required by the Administrative Committee. The amount of any such withdrawal must equal at least $300 or, if less, the total amount available for withdrawal by the Participant. An Employee's request for a withdrawal shall be subject to the following provisions:

               (1) The hardship withdrawal must be made on account of an Employee's immediate and heavy financial need. The

                                           10.01 Regular In-Service Withdrawals.

following events or expenses shall be considered immediate and heavy financial needs under the Plan:

               (i) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Section 152 of the Code), or necessary for these persons to obtain medical care described in Code Section 213(d);

               (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

               (iii) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Code
Section 152); and

               (iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (2) A hardship withdrawal may be for no more than the amount necessary to relieve the financial need, and the Employee must not be able to satisfy the need from other resources that are reasonably available to the Employee. For this purpose, the Employee's resources are deemed to include those assets of the Employee's spouse and minor children that are reasonably available to the Employee. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state,

                                                     10.02 Hardship Withdrawals.

or local income taxes or penalties reasonably anticipated to result from the distribution. The Administrative Committee shall determine whether these criteria are met on the basis of all the relevant facts and circumstances, and, to the extent that the Administrative Committee may reasonably rely on a Employee's representations, the Administrative Committee may consider a withdrawal necessary to satisfy the Employee's financial need if the Employee represents that the need cannot reasonably be relieved:

               (i) through reimbursement or compensation by insurance or otherwise;

               (ii) by liquidation of the Employee's assets;

               (iii) by cessation of Before-Tax Contributions or After-Tax Contributions; and

               (iv) by other distributions or nontaxable loans currently available from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

     For purposes of this paragraph, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

          (b) To the extent permitted under this Section 10.02, withdrawals shall be made from the Participant's Accounts in the order specified in Appendix C.

                                          Section 10.02    Hardship Withdrawals.

     10.03 Administration. All requests for withdrawal must be made in a manner satisfactory to the Administrative Committee. To the extent applicable, the withdrawal amount and origin will be determined based on the most recent information practically available to the Administrative Committee after receipt of a withdrawal application in good order. The withdrawal will be distributed as soon as administratively practicable thereafter.

                                       61
                                                           10.03 Administration.

                                   ARTICLE XI

                          VESTING AND EARLY TERMINATION

     11.01 Vested Percentage of Certain Contributions. Each Participant shall at all times be 100% vested in his or her Before-Tax Contribution Account, After-Tax Contribution Account and Rollover Account.

     11.02 Vested Percentage of Company Matching Contribution Accounts. Each Participant who was an Employee on both December 31, 2000 and January 1, 2001, shall at all times on and after January 1, 2001 be 100% vested in his or her Pre-2001 Company Matching Contribution Account (if applicable) and Post-2000 Company Matching Contribution Account. Each other Participant shall be 100% vested in the portion of his or her Pre-2001 Company Matching Contribution Account (if applicable) and Post-2000 Company Matching Contribution Account that has not been forfeited under Section 11.03 upon the earliest of the Participant's (a) attainment of age 65 while an Employee, (b) Disability Date,
(c) death occurring while an Employee, (d) completion of 3 Years of Service, or
(e) the Participant's Reemployment Commencement Date if the Participant was an Employee at any time prior to January 1, 2001. In all other cases, the Participant shall be 0% vested in his or her Pre-2001 Company Matching Contribution Account and Post-2000 Company Matching Contribution Account.

                               11.01 Vested Percentage of Certain Contributions.

     11.03 Forfeitures. A Participant who ceases to be an Employee before becoming 100% vested shall have the non-vested portion of his or her Accounts moved to a Forfeiture Pending Account. Each Participant's Forfeiture Pending Account shall be invested in an Investment Fund providing a fixed rate of return, unless otherwise specified by the Investment Oversight Committee. The Participant's non-vested Account balance will be forfeited when the Participant's Period of Severance equals 5 years. Forfeited amounts shall be used to reduce Company Matching Contributions, unless the Employer elects to use such amounts to pay reasonable Plan administrative expenses.

     11.04 Vesting Following Reaffiliation. Except as otherwise provided in
Section 11.02, upon and following a Participant's Reemployment Commencement Date, the Participant's vested percentage (as determined under Section 11.02(e)) in his or her Post-2000 Company Matching Contribution Account shall be determined by including the Period of Service accumulated on behalf of the Participant prior to his or her Reemployment Commencement Date; provided, however, that such period shall not be included if (1) the Participant had a vested percentage of 0% at the time of his or her most recent Severance from Service Date, and (2) the Participant experienced at least a 5-year Period of Severance prior to his or her Reemployment Commencement Date.

                                                              11.03 Forfeitures.

     11.05 Separation from Service. Notwithstanding any provision in Article XI to the contrary, if the Employee's Termination of Employment prior to age
59 1/2 --

          (a) does not constitute a separation of service, or

          (b) is not due to a sale by an Affiliate of substantially all of the assets used by the Affiliate in a trade or business or a sale by the Affiliate of its interest in a subsidiary, with respect to which the Administrative Committee has determined to apply the distribution rules of Code Section 401(k)(10), then no distribution of amounts attributable to the Before-Tax Contribution Account shall be made prior to the earlier of the date on which the Employee attains age 59 1/2 or separates from service.

                                      Section 11.05     Separation from Service.

                                   ARTICLE XII

                                      LOANS

     12.01 In General. Upon the application of a Participant, and subject to the terms of this Article XII, the Plan may make loans to the Participant. Loans shall be made from the Participant's Before-Tax Contribution Account and/or Rollover Account. Loans shall be made first from the Participant's Before-Tax Contribution Account, and second from the Participant's Rollover Account. Loans shall be made available to all Participants who are actively employed by an Affiliate, as well as any Participant or Beneficiary who is a party-in-interest, as defined in ERISA Section 3(14), and who retains an interest in an Account under the Plan; provided that such class of Participants and Beneficiaries does not discriminate in favor of Highly Compensated Employees. For purposes of this
Article XII only, the term "Participant" shall include any Participant or Beneficiary eligible to request a loan from the Plan.

     12.02 Loan Limits. The Participant may have only one loan outstanding at any time. The Participant must wait (a) 30 calendar days after full repayment of a loan, and (b) for a loan that defaults on or after January 1, 2001, until foreclosure of such defaulted loan, before he or she can apply for a new loan. The amount of a loan to a Participant (when added to the Participant's outstanding loan balance) shall not exceed the least

                                                Section 12.01       In General.

of (a) $50,000, reduced by the excess of the Participant's highest outstanding loan balance from the Plan during the 1 year period immediately preceding the date of a new loan over the Participant's outstanding loan balance on such date,
(b) 50% of the Participant's vested Account, or (c) 100% of the value of the sum of the balance, if any, of the Participant's Before-Tax Contribution Account and Rollover Account. In determining the maximum loan amount, first the limitations under the Plan set forth in the previous sentence are applied, then the limit in
(a) above shall be applied, in accordance with the requirements of Code Section 72(p)(2)(A), by taking into account all loans to the Participant from any qualified plan maintained by an Affiliate. The Participant shall be entitled to borrow from the Plan the lesser of the two amounts. No loan shall be made for less than $500.

     12.03 Loan Application. Application by a Participant for a loan shall be in a manner prescribed by the Administrative Committee and shall be submitted for review and approval or disapproval in a manner prescribed by the Administrative Committee. Upon receiving the loan proceeds, a Participant shall be obligated to execute a promissory note and authorize payroll withholding, or to take such other action(s) as the Administrative Committee may determine.

     12.04 Collateralization. If the loan is approved, there shall be established a special loan account by liquidating a

                                           Section 12.03      Loan Application.

portion of the investment of the Participant's Account balance in the amount of the loan. Each loan shall be secured by an amount in the Participant's Accounts equal to the amount of the loan, but not greater than 50% of the borrower's entire right, title and interest in his or her vested Account balances.

     12.05 Interest Rate. Each loan agreement shall provide for the payment of interest at a rate determined by the Administrative Committee as follows. The loan interest rate for a calendar quarter will be the Prime Rate, as published in The Wall Street Journal, for the 15th business day of the month preceding the calendar quarter.

     12.06 Repayment. The repayment of any loan granted pursuant to this Article XII shall be in accordance with the terms and conditions determined by the Administrative Committee; provided, every loan shall be repaid in substantially level periodic installments of principal and interest by payroll deduction, or by an alternative repayment method (if any) specified by the Administrative Committee in its procedures, payable not less frequently than quarterly over the term thereof. The Participant has the right at any time to repay the balance of his or her loan in a lump sum payment. The term of a loan shall not exceed 5 years. Notwithstanding the foregoing, the repayment of an outstanding loan of an Employee on an approved Leave of Absence without pay shall be suspended for the period of leave, but not longer than 1 year. Any such suspension, however, shall

                                              Section 12.05      Interest Rate.

not extend the term of the loan beyond 5 years, and interest shall not accrue during the suspension period.

     Notwithstanding the foregoing, a Participant who obtains a loan from the Plan in accordance with this Article XII and subsequently performs service in the uniformed services (as defined in chapter 43 of title 38, United States
Code) may elect to suspend loan repayments during such period (whether or not such service constitutes qualified military service, as defined under Code
Section 414(u)(5)). Such election shall be made in accordance with procedures prescribed by the Administrative Committee and such period of suspension shall not be taken into account in determining whether the term of the loan exceeds 5 years.

     12.07 Default. A loan granted pursuant to this Article XII that is not repaid shall be deemed to be in default upon the earlier of (a) the 60th day following the date the Participant ceases to be an Employee, (b) the 60th day following the Participant's failure to make payment on the loan as due via payroll deduction (or otherwise), or (c) the 60th day following the loan issue date if the first scheduled repayment has not be received by such date. If a loan from the Rollover Account is in default, the Plan shall foreclose on the loan and deduct any outstanding balance plus accrued interest from the Participant's Rollover Account immediately upon date of default. If a loan from the Before-Tax Contribution Account is in default, the loan may not be foreclosed upon until the earliest to occur of the

                                                    Section 12.07      Default.

Participant's death, Disability Date, attainment of age 59 1/2, separation from service, termination of the Plan or disposition described in Code Section 401(k)(10)(A). A Participant shall be permitted to repay in a single sum the entire outstanding balance (including interest) of a loan after default but prior to foreclosure.

     12.08 Repayments After Taxable Distribution. Any repayment of a loan after it has been reported as a taxable distribution under Code Section 72(p) shall be credited to the Before-Tax Contribution Account or Rollover Account that was the source of the loan, and shall constitute "investment in the contract" for purposes of Code Section 72.

     12.09 Additional Rules. All loans shall be subject to such further rules and regulations as the Administrative Committee shall from time to time prescribe and administer in a non-discriminatory manner.

                          Section 12.08   Repayments After Taxable Distribution.

                                  ARTICLE XIII

                           INALIENABILITY OF BENEFITS

     The interest of any person entitled to benefits under the Plan in any Account shall not be subject to voluntary or involuntary alienation, sale, pledge, encumbrance, charge, levy, anticipation, assignment, transfer, attachment, execution, garnishment, sequestration or other legal or equitable process applied by any creditor of such person, except as provided under a Qualified Domestic Relations Order or as otherwise allowed under Code Section 401(a)(13) in accordance with procedures adopted by the Administrative Committee.

     Notwithstanding anything contained herein to the contrary that would otherwise require the delay of the distribution of benefits, to the extent provided under the provisions of a Qualified Domestic Relations Order, any amount which becomes payable to an alternate payee of a QDRO may be paid to the alternate payee at any time after qualification of the QDRO even though the Participant may not be entitled to payment under the Plan at such time, provided that the manner of payment is permitted in accordance with applicable law and is one which is available to Participants under the Plan.

                                                                    ARTICLE XIII
                                                      INALIENABILITY OF BENEFITS

                                   ARTICLE XIV

                         ADMINISTRATION AND FIDUCIARIES

     14.01 Plan Sponsor. Prudential is the "plan sponsor" of the Plan, as described by ERISA Section 3(16)(B).


     14.02 Administrative Committee.

          (a) General. The Administrative Committee shall mean a committee
              -------
composed of three or more Employees, one of whom shall be Chairperson. The Prudential Executive Vice President of Human Resources (or successor to the duties of that office) shall designate the individual who shall be the Chairperson and the Chairperson shall designate the remaining members of the Administrative Committee.

          (b) Administrative Responsibilities. The Administrative Committee
              -------------------------------
shall have responsibility, and full and absolute discretion and authority, to control and manage the operation and administration of the Plan, including without limitation the specific responsibilities and powers described in the provisions of this Plan. In addition, the Administrative Committee shall --

               (1) be a "named" fiduciary within the meaning of Section 402(a)(2) of ERISA and the Plan Administrator, as described by ERISA Section 3(16)(A), provided that the Administrative Committee may appoint another person to be the Plan Administrator to carry out some or all of the Administrative

                                                   Section 14.01   Plan Sponsor.

Committee's responsibilities, or remove such person, by a written notice to such person; and

               (2) upon consultation with the Investment Oversight Committee, implement and administer the operation of the Investment Funds selected by the Investment Oversight Committee.

          (c) Final Decision Authority. The Administrative Committee or its
              ------------------------
delegate (including without limitation an Administrator appointed under Section 14.02(b), or any person named by the Administrative Committee under Section
14.04 to carry out some or all of its responsibilities) shall have full discretionary authority to determine all questions and matters that may arise in the administration of the Plan or in carrying out its responsibilities or exercising any authority under the Plan, including without limitation the resolution of questions of fact, interpretation or application. Benefits under this Plan shall be paid only if the Administrative Committee decides in its discretion that the applicant is entitled to them. In all such cases, each decision of the Administrative Committee or its delegate shall be final and binding upon all parties.

          14.03 Investment Oversight Committee.

          (a) General. The Investment Oversight Committee shall consist of three
              -------
or more individuals appointed by name or by title by the Investment Committee of the Board of Directors.

          (b) Investment Responsibilities. The Investment Oversight Committee
              ---------------------------
shall be a "named fiduciary" within the meaning of Section 402(a)(2) of ERISA and have responsibility for

                                Section 14.03    Investment Oversight Committee.

implementing the Plan's funding policy and method consistent with Section 15.01 and consistent with ERISA, and for establishing the Plan's investment policies. The Investment Oversight Committee shall select and monitor the Investment Funds and direct the exercise of voting or similar rights for any security held in the Plan Fund, unless responsibility for the management of such security is granted to an investment manager or delegated to another fiduciary by the Investment Oversight Committee under Section 14.04. The Investment Oversight Committee has authority to --

               (1) appoint and remove a Trustee or Trustees for a portion of or all of the assets of the Plan Fund, and, upon notice to the Administrative Committee, to enter into one or more trust agreements with such Trustee(s) on behalf of Prudential, and direct such Trustee(s) with respect to the management of the Plan's assets; and

               (2) appoint and remove one or more investment manager(s), as defined in ERISA Section 3(38), to serve as investment manager for any portion of the Plan Fund.

          (c) Discretionary Authority. The Investment Oversight Committee or its
              -----------------------
delegate (including, without limitation, any person named by the Investment Oversight Committee under Section 14.04 to carry out some or all of its responsibilities) shall have full discretionary authority to determine all questions and matters that may arise in carrying out its responsibilities or exercising any authority under the Plan.

                               Section 14.03     Investment Oversight Committee.

     14.04 Delegation and Allocation of Fiduciary Responsibilities.

          (a) Delegation of Fiduciary Authority. The Administrative Committee
              ---------------------------------
and the Investment Oversight Committee shall have the power to delegate their respective fiduciary responsibilities (other than trustee responsibilities) to Employees or to other individuals or organizations by notifying them as to the duties and responsibilities delegated. Each person to whom responsibilities are so delegated shall serve at the pleasure of the committee making the delegation and, if a full-time Employee, without payment by the Plan of additional compensation for such services. Any such person may resign by delivering a written resignation to the committee that made the delegation. Vacancies created by resignation, death or other cause may be filled by the committee that made the delegation or the assigned responsibilities may be reassumed or redelegated by such committee.

          (b) Allocation of Fiduciary Responsibilities. The Administrative
              ----------------------------------------
Committee and the Investment Oversight Committee each may allocate their fiduciary responsibilities between themselves and among their members according to such rules and procedures as they each may adopt for such purposes.

          (c) Limitations on Fiduciary Responsibility. No fiduciary of the Plan
              ---------------------------------------
shall be responsible for any acts or failures by another Plan fiduciary, unless the Plan provides for shared fiduciary responsibility and such shared responsibility was

        Section 14.04   Delegation and Allocation of Fiduciary Responsibilities.

not allocated or delegated as described herein. The committees and each of their members, and any other Plan fiduciaries may serve in more than one fiduciary capacity with respect to the Plan.

     14.05 Rules and Procedures. The Administrative Committee and the Investment Oversight Committee are authorized to adopt rules to govern their proceedings. In making determinations or calculations, the committees shall be entitled to rely on information provided by the Employer, a Participant, a Beneficiary, an alternate payee under a QDRO, legal counsel, an insurer, an auditor, and any other service provider rendering investment, accounting, actuarial, legal, or insurance advice.

     14.06 Employment of Agents. The Administrative Committee and the Investment Oversight Committee may each, at the Plan's expense, (a) employ counsel, auditors, and other agents and such clerical and other services as it may require to carry out its duties under the Plan and the provisions of the Plan; and (b) engage persons to render investment, accounting, actuarial, legal or insurance advice relating to their fiduciary and other responsibilities under the Plan and rely on such advice.

     14.07 Meetings. The Administrative Committee and the Investment Oversight Committee shall, from time to time, hold meetings at such place or in such manner as the committee so chooses. Each committee may also act without a meeting. Action

                                         Section 14.05     Rules and Procedures.

shall be by the majority vote of the members of the committee, or if at a meeting, by a majority of the members at the meeting. Each committee shall maintain a record of its actions.

     14.08 Claims and Appeals. All inquiries and claims respecting the Plan shall be in writing directed to the Administrative Committee at such address as may be specified from time to time. In the case of a claim respecting benefits paid or payable with respect to a Participant, a written determination allowing or denying the claim shall be furnished to the claimant within 90 days of the date on which the claim is filed. If special circumstances (such as for a hearing) require a longer period, the claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after expiration of the initial 90-day period. A denial or partial denial of a claim shall be dated and signed by the Administrative Committee and shall clearly set forth --

          (a) the specific reason or reasons for the denial;

          (b) specific reference to pertinent Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d) an explanation of the procedure for review of the denied or partially denied claim set forth below.

                                           Section 14.08     Claims and Appeals.

     If no written determination is furnished to the claimant, then the claim shall be deemed denied and the review procedure described below will become available to the claimant.

     A claimant may obtain review of the denial or partial denial of a claim by filing a written notice of appeal with the Administrative Committee within 60 days after the determination date or, if later, within 60 days after the receipt of a written notice denying the claim. A claimant or the claimant's representative shall have the right to review pertinent documents and submit issues and comments in writing.

     The Administrative Committee shall provide a prompt written decision clearly setting forth findings of fact and the specific reasons for the decision written in a manner calculated to be understood by the claimant and containing specific references to pertinent Plan provisions on which the decision is based. A decision shall be rendered no more than 60 days after the Administrative Committee's receipt of the request for review, except that such period may be extended for an additional 60 days if the Administrative Committee determines that special circumstances (such as for a hearing) require such extension. If an extension of time is required, written notice of the extension shall be furnished to be claimant before the end of the initial 60-day period.

     Claimants must follow the claims procedures described by this Section 14.08 before taking action in any other forum regarding a claim for benefits under the Plan. Any suit or legal action initiated by a claimant under the Plan must be brought by

                                           Section 14.08     Claims and Appeals.

the claimant no later than 1-year following a final decision on the claim for benefits by the Administrative Committee (including the decision on any appeal of the claim). The 1-year statute of limitations on suits for benefits shall apply in any forum where a claimant initiates such suit or legal action.

     14.09 Indemnification. Each individual who has been designated to carry out any fiduciary or administrative responsibility under the Plan, whether an employee, officer or director of the Employer, to the extent permitted by law, shall be indemnified by the Employer against all expenses (including costs and attorney's fees) actually and necessarily incurred or paid by him or her in connection with the defense of any action, suit or proceeding in any way relating to or arising from the Plan to which he or she may be made a part by reason of his

                                              Section 14.09     Indemnification.

or her being or having been so designated, or by reason of any action or omission or alleged action or omission by him or her in such capacity, and against any amount or amounts which may be paid by him or her (other than to the Employer) in reasonable settlement of any such action, suit or proceeding, where it is in the interest of the Employer that such settlement be made. In cases where such action, suit or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such individual is liable for gross negligence or willful misconduct in the performance of his or her duties as such. The right of indemnification herein provided shall not be exclusive of other rights to which any such individual may now or hereafter be entitled, and shall inure to the benefit of his or her heirs, executors and administrators.

     14.10 Plan Expenses. To the extent permitted by law, the expenses of the Plan shall be paid from the Plan Fund unless paid by the Employer. The Employer may elect to pay expenses properly chargeable to the Plan and then obtain reimbursement from the Plan for advanced payment of expenses. Expenses of the Plan include, but are not limited to, investment management, custodial, legal, accounting, actuarial, recordkeeping, reporting and disclosure, insurance and bonding and consulting expenses, and expenses in administering the Plan.

     14.11 Electronic Administration. In its rules and procedures for the administration of the Plan (including without limitation in procedures covering any directions, elections or other actions by Participants, Beneficiaries, and alternate payees under QDROs, and the delivery of statements and other disclosure materials to such individuals), the Administrative Committee may provide for the use of electronic communications and other media in accordance with applicable law.

                                                Section 14.10     Plan Expenses.

                                   ARTICLE XV

                           PLAN INVESTMENTS & TRUSTEE

     15.01 Funding Policy; Permissible Investment. The Plan is funded through Employee and Employer contributions and earnings thereon received by the Plan Fund. The Plan Fund may be invested through use of trust accounts, mutual funds or insurance contracts. These trust accounts or mutual funds may include accounts or funds sponsored by Prudential or an affiliate of Prudential; these insurance contracts may include contracts issued by Prudential or an affiliate of Prudential, and may provide for the investment of some or all of the Plan Fund in one or more separate accounts maintained by Prudential or an affiliate of Prudential. Amounts invested in insurance contracts or policies issued by an insurance company qualified to do business in a state or otherwise held by such an insurance company need not be held in the Trust.

     15.02 Participant Investments. It is intended that this Plan constitute a plan described in ERISA Section 404(c) and title 29 of the Code of Federal Regulations Section 2550.404c-1. To the extent the requirements of ERISA Section 404(c) are satisfied, the Administrative Committee, the Investment Oversight Committee, the Trustee, and all other Plan fiduciaries shall not be liable for any losses which are the direct and necessary result

                        Section 15.01    Funding Policy; Permissible Investment.

of investment directions given by Participants, Beneficiaries, or alternate payees under QDROs.

          (a) Investment Directions. Each Participant, Beneficiary, and
              ---------------------
alternate payee under a QDRO may direct the investment of his or her Accounts in one or more of the Investment Funds offered under the Plan. Amounts received in repayment of a Participant's loan shall be invested according to procedures developed by the Administrative Committee as in effect from time to time. If a Participant, Beneficiary, or alternate payee under a QDRO does not provide directions with respect to any portion of the Plan Fund, the undirected amounts shall be invested in an Investment Fund providing a fixed rate of return, unless otherwise specified by the Investment Oversight Committee.

          (b) Investment Funds. The Investment Oversight Committee may, upon
              ----------------
consultation with and advance notice to the Administrative Committee, add, substitute, or delete any of the Investment Funds. If any existing Investment Fund is deleted, the Investment Oversight Committee shall provide the Administrative Committee with instructions regarding the reinvestment of amounts previously allocated to the deleted Investment Fund.

     15.03 Procedures for Participant Elections and Directions. All Participant elections and directions under the terms of the Plan shall be made in accordance with rules and procedures prescribed by the Administrative Committee. Subject to

           Section 15.03    Procedures for Participant Elections and Directions.

the rules and procedures established by the Administrative Committee --

          (a) Participants, Beneficiaries, and alternate payees under QDROs may direct the transfer of accumulated Accounts between Investment Funds and such transfers shall become effective as of the Valuation Date that occurs as soon as administratively practicable following such direction, unless otherwise specified by the Administrative Committee;

          (b) Participants may elect to change investment allocations of future After-Tax Contributions, Before-Tax Contributions, and Company Matching Contributions and such investment allocations shall become effective as of the pay period that occurs as soon as administratively practicable following such election; and

          (c) Covered Employees may direct the investment of Rollover Contributions made in accordance with Section 4.06.

     To the extent any individual fails to provide the Administrative Committee with an election or direction in good order in accordance with the rules and procedures established by the Administrative Committee, the individual's most recent election or direction shall remain effective. The Administrative Committee may decline to implement investment instructions where it deems appropriate, including without limitation, those that may result in a prohibited transaction under ERISA Section 406 or Code Section 4975 or generate income that would be taxable to the Plan or Trust.

           Section 15.03    Procedures for Participant Elections and Directions.

     15.04 Trustee. The Trustee shall have exclusive responsibility for the custody of assets from and after the receipt of contributions or other additions to the Trust Fund, and shall have authority and discretion to manage, acquire, and dispose of the assets of the Trust Fund, subject to (a) the terms of this Plan and the trust agreement made between the Trustee and Prudential, and (b) any investment policy directions from the Investment Oversight Committee and the directions of the Investment Oversight Committee with respect to voting rights for any security held by the Trustee, except to the extent that responsibility for management of any assets held in the Trust Fund is granted to an investment manager or delegated to another fiduciary by the Investment Oversight Committee under Section 14.04.

     15.05 Allocation of Responsibility Regarding Plan Assets. If there is more than one Trustee with respect to the Trust Fund or with respect to a particular portion thereof, such Trustees shall each manage and control the assets entrusted to them, except that with the approval of the Investment Oversight Committee such Trustees may by agreement allocate any such specific responsibilities, obligations or duties among themselves as they deem advisable, including (without limitation) the duties of the Trustees respecting custody and registration of securities and their duties respecting voting of securities.

                                                       Section 15.04    Trustee.

                                   ARTICLE XVI

                                    TOP HEAVY

     16.01 In General. In any Plan Year in which the Plan is top-heavy the Employer shall make such additional contributions to the Account of each Participant who is not a Key Employee and who was employed by the Employer, so that the sum of Employer contributions equal in the aggregate at least the lesser of (a) 3% of the Participant's compensation as defined for purposes of Code Section 415 or (b) the largest percentage of such compensation provided for a Key Employee during the Plan Year. If a Participant participates in a defined contribution pension plan maintained by an Affiliate, the minimum contribution shall be made only if and to the extent such minimum contribution is not made to such pension plan on behalf of such Participant.

     If the Plan should for any Plan Year become top-heavy as defined in
Section 16.02, then, notwithstanding any other provisions of the Plan, the rules in Section 16.03 shall apply to the Plan.

     16.02 Top-Heavy Determination.

          (a) Top-Heavy Defined. The Plan is top-heavy for a Plan Year if, as of
              -----------------
the Determination Date, the aggregate of the Accounts under the Plan for Key Employees exceeds 60% of the aggregate of the Accounts for all Employees, as computed under Code Section 416(g). "Key Employee" shall be defined as in Code

                                                    Section 16.01    In General.

Sections 416(i) and 318. The "Determination Date" for purposes of Article XVI shall mean the last day of the Plan Year preceding the Plan Year in question. The value of the accumulated benefit for any Employee as of a Determination Date shall include the aggregate distributions, including withdrawals, made with respect to such Employee under the Plan during the 5-year period ending on the Determination Date.

          (b) Required Aggregation Groups. If the Plan is required to be
              ---------------------------
aggregated with other plans under the provisions of the following sentences, then the aggregated plans taken together shall constitute the Plan for purposes of this Section 16.02. Notwithstanding the foregoing, if the Plan is required to be aggregated with a group of plans in a required aggregation group then if the required aggregation group is not top-heavy for a Plan Year, the Plan is not top-heavy for that Plan Year, and if the required aggregation group is top-heavy for a Plan Year, then the Plan is top-heavy for that Plan Year. For purposes of the preceding sentence, a required aggregation group means each plan of an Affiliate in which a Key Employee participates, and each other such plan which enables any plan in which a Key Employee participates to meet the coverage and anti-discrimination requirements of Code Sections 401(a)(4) and 410.

          (c) Permissive Aggregation Groups. Notwithstanding the above
              -----------------------------
provisions, the Plan will not be top-heavy in any Plan Year in which a permissive aggregation group to which the Plan belongs is not top-heavy. A permissive aggregation group consists of plans maintained by the Employer or by an

                                    Section 16.02      Top-Heavy Determination.

Affiliate that are required to be aggregated plus one or more plans that are not part of a required aggregation group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the required aggregation group.

          (d) Top-Heavy Determination for a Group. A required aggregation group
              -----------------------------------
or a permissive aggregation group is top-heavy for a Plan Year if, as of the Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60% of a similar sum determined for all participants in such plans under Code Section 416(g).

     16.03 Top-Heavy Contingent Provisions. If the Plan is top-heavy for a Plan Year, as defined in Section 16.02, then the combined employer contributions hereunder and the contributions under any other defined contribution plan of an Affiliate for the Plan Year for each Participant who is not a Key Employee, expressed as a percentage of compensation and after adding thereto all Employee contributions made by each such Participant, shall be not less than the lesser of 3% or the largest percentage calculated in the same manner for any Key Employee. "Compensation" for purposes of this Article XVI shall mean all compensation paid to a Participant as an Employee during the Plan Year for personal services rendered in the course of employment

                            Section 16.03      Top-Heavy Contingent Provisions.

within the meaning of Treasury Regulation Section 1.415-2(d) or any successor regulation.

                              Section 16.03     Top-Heavy Contingent Provisions.

                                  ARTICLE XVII

                            AMENDMENT AND TERMINATION

     17.01 Amendment.

          (a) Prudential reserves the right to change in whole or in part any or all of the provisions of the Plan at any time, except as provided in Section
17.03. Any change shall be authorized by any one of the following:

          (1) the Board of Directors;

          (2) the Compensation Committee of the Board of Directors; or

          (3) the Prudential Executive Vice President of Human Resources (or successor thereto), or, as to items (i) through (iii) below, his or her delegate who is an officer of Prudential, with respect to (i) minor changes necessary or advisable for purposes of compliance with ERISA or other applicable laws and regulation, (ii) ministerial changes that are necessary or appropriate to reduce complexity or minimize administrative expenses, (iii) changes that do not increase or decrease the estimated benefit costs of the Plan (or of the Plan, The Prudential Retirement Plan Document component of the Prudential Merged Retirement Plan and The Prudential Welfare Benefits Plan in total) by more than the greater of $500,000 per year and $5,000,000 in terms of present value subject to a limit of $25,000,000 (net) in terms of present value in any 12-month

                                                        Section 17.01 Amendment.

period, or (iv) changes to the eligibility provisions and the definition of eligible earnings under the Plan.

          (b) The determination of estimated benefit costs for the changes described in subsection (a)(3)(iii) above shall be based on advice provided by the group underwriter, actuary, or contract administration personnel, as appropriate, based on current costs and shall not include administrative fees, incurred charge backs, professional fees, or other similar types of ministerial costs.

          (c) The Prudential Executive Vice President of Human Resources (or successor thereto) ("EVP"), or if so provided pursuant to the EVP's written delegation, the Vice President of Total Compensation (or successor thereto) and/or Vice President of Employee Benefits (or successor thereto) of Prudential, is authorized and directed to: (i) determine whether any amendments to the Plan are necessary or appropriate in relation to any business acquisition or divestiture by an Affiliate ("Transaction"); (ii) determine whether the Plan should receive assets and accept benefit liabilities pursuant to a termination, spin-off or merger of a plan that is intended to be qualified under Code Section 401(a), and that is maintained by an Affiliate as a result of a Transaction; and
(iii) take any and all actions necessary or appropriate in connection with any such determination, including, but not limited to, approving any such amendments and executing any such amendments on behalf of the Company.

                                                        Section 17.01 Amendment.

          (d) Except as otherwise specifically provided in the foregoing provisions of this Section 17.01, all amendments to the Plan, once authorized, may be executed by the Prudential Executive Vice President of Human Resources (or successor thereto), or his or her delegate.

     17.02 Termination. Prudential may terminate the Plan established hereunder at its option at any time by resolution of its Board of Directors. Upon full termination of the Plan without the establishment of a successor plan, as described in Code Section 401(k)(10)(A)(i), the Administrative Committee shall direct distribution of all assets remaining, after payment of any expenses properly chargeable against the Plan, to Participants, Beneficiaries, and alternate payees under QDROs in accordance with the Plan Accounts of each such person at the time of distribution, in cash, and in such manner as Prudential shall determine.

     17.03 No Reversion; Vesting Upon Termination. Notwithstanding any provision of this Plan except Section 5.03 and Article VI --

          (a) No part of the income or principal of the Plan Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants, Beneficiaries, and alternate payees under QDROs, and for defraying the reasonable expenses of administering the Plan.

          (b) Upon any termination or partial termination of the Plan or the complete discontinuance of contributions thereto

                                                  Section 17.02     Termination.

(within the meaning of Code Section 411(d)(3)) the interest of each affected Participant, Beneficiary and alternate payee under a QDRO in his or her Account(s) at the date of such termination, partial termination, or discontinuance shall be nonforfeitable.

          (c) No such amendment, discontinuance, or termination shall adversely affect the rights of a Participant, Beneficiary or alternate payee under a QDRO to amounts credited to his or her Plan Account(s) prior to the date of such amendment, discontinuance, or termination.

          (d) A partial termination of the Plan shall take place on the date on which the event or the last of a series of events occurs to cause a partial termination within the meaning of the Code.

     17.04 Right of Participating Affiliate to Cease Participation. A participating Affiliate other than Prudential may cease to participate in the Plan at any time by appropriate action of its board of directors or other governing body and written notice to Prudential.

      Section 17.04     Right of Participating Affiliate to Cease Participation.

                                  ARTICLE XVIII

                            MERGER, CONSOLIDATION OR

                             TRANSFER OF PLAN ASSETS

     In the event of the merger or consolidation of the Plan with, or the transfer of the assets and/or liabilities of the Plan to, another plan which is qualified under Code Section 401(a), each Participant, Beneficiary, or alternate payee under a QDRO under this Plan shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation, or transfer if the Plan had been terminated at such time.

                                                                   ARTICLE XVIII
                                MERGER, CONSOLIDATION OR TRANSFER OF PLAN ASSETS

                                   ARTICLE XIX

                                  MISCELLANEOUS

     19.01 Bonding. To the extent permitted by law, the requirement of giving bond by any Trustee or other fiduciary or of giving surety on any bond shall be dispensed with.

     19.02 Insurance and Indemnification. Plan funds may be applied, in accordance with ERISA Section 410(b), to the purchase of lawful insurance covering the fiduciary obligations of persons who are fiduciaries respecting the Plan and/or the Plan Fund, and such fiduciaries may purchase, with funds other than Plan funds, waivers of subrogation.

     19.03 Interpretation of Certain Items. Words in the masculine gender shall include the feminine gender, the singular shall include the plural, and vice versa, unless qualified by the context. Any references herein to "Articles," "Sections," "sub-sections," etc. apply to specific portions of the Plan, unless the context clearly indicates to the contrary. Any headings for such Articles, Sections, subsections, etc. used herein are included for ease of reference only, and are not to be construed so as to alter any of the terms hereof.

     19.04 Miscellaneous. This Plan shall not constitute an express or implied contract between an Affiliate and any Employee,

                                                      Section 19.01     Bonding.

Participant, Beneficiary, or alternate payee under a QDRO, and nothing contained herein shall give to any such person the right to be retained in the employ of an Affiliate or to interfere with the management of an Affiliate's business or, except as otherwise provided by law, to interfere with the right of an Affiliate to discharge any Employee at any time, nor shall it give an Affiliate the right to require any Employee to remain in its employ, nor shall it interfere with the right of any Employee to terminate his or her employment at any time.

     19.05 Construction; Applicable Law; Failure to Enforce. It is intended that the Plan and Trust be organized and operated in conformity with ERISA and with the Code. This instrument shall be construed accordingly. The Plan and Trust shall also be subject to the laws of the State of New Jersey to the extent applicable, but without giving effect to the principles of conflict of laws thereof. Failure to enforce any provision of the Plan shall not affect the right thereafter to enforce such a provision, nor shall such a failure affect the right to enforce any other provision of the Plan.

     19.06 Participating Affiliates. Any Affiliate that was participating in the Plan as of January 1, 2001 shall continue to participate in this Plan as of such date. Any other Affiliate (other than Prudential) shall adopt the Plan by executing a written instrument to such effect subject to the approval of Prudential. Such instrument shall state any exceptions or

             Section 19.05     Construction; Applicable Law; Failure to Enforce.

reservations subject to which an Affiliate adopts the Plan. Absent the express consent of Prudential, the participation of an Affiliate shall terminate automatically on the date it ceases to be (a) a member of a controlled group of corporations (as defined in Code Section 1563(a), disregarding Sections 1563(a)(4) and 1563(e)(3)(c)) of which Prudential is a member, (b) any trade or business, whether incorporated or not, which for any part of such year is considered to be under common control with Prudential under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(c), (c) any organization which for any part of such year is considered under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(m) to be a member of an affiliated service group of which Prudential is a member, and
(d) any other entity required to be aggregated with Prudential under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(o).

     19.07 Special Rules Regarding Acquisitions, Dispositions and Joint Ventures, and Transfers of Assets and Plan Mergers. To the extent set out in Appendix B, special rules shall apply to Participants, Beneficiaries, and alternate payees under QDROs in connection with acquisitions, dispositions, and joint ventures, and transfers of assets into the Plan and mergers of other qualified plans into the Plan.

     19.08 Missing Persons. If a Participant, Beneficiary,

      Section 19.07 Special Rules Regarding Acquisitions, Dispositions and Joint
                             Ventures, and Transfers of Assets and Plan Mergers.

or alternate payee under a QDRO to whom a distribution is due cannot be located despite reasonable efforts by the Administrative Committee, the interest of such individual under the Plan shall be forfeited and used to reduce the Company Matching Contribution, unless the Employer elects to use such amounts to pay reasonable Plan administrative expenses, for the Plan Year in which the forfeiture occurs; provided that such interest, without adjustment for gains or losses, shall be restored to such individual out of forfeitures or, if necessary, an additional Employer contribution if a claim is made by such individual for his or her benefits.

     19.09 Required Information. Participants and their spouses, Beneficiaries, and alternate payees under QDROs shall furnish the Administrative Committee with all proofs of dates of birth and death and proofs of continued existence necessary for the administration of the Plan and any other information which the Administrative Committee may reasonably require, and no person shall be liable for the fulfillment of any obligations in any way dependent upon such information unless and until the same shall have been received by the Administrative Committee in form satisfactory to it.

     19.10 Uniform Applicability. Any action taken that is required under the provisions of the Plan shall be on a basis uniformly applicable to all persons similarly situated, and no discretionary act shall be taken which is construed by the

                                             Section 19.09 Required Information.

Administrative Committee to be discriminatory under Code Section 401(a).

     19.11 Reimbursement to Plan for Certain Payments. The Administrative Committee reserves the right to recover on behalf of the Plan payments made to a Participant, Beneficiary, or alternate payee under a QDRO in excess of the benefits payable under the Plan. The Administrative Committee also reserves the right to withhold the amount of such excess payment from future benefits payable to such person.

     Pursuant to delegation of authority from the Compensation Committee of the Board of Directors of Prudential, the undersigned officer hereby executes this document this day of December, 2000.



                                   THE PRUDENTIAL INSURANCE COMPANY
                                      OF AMERICA

                                   By:
                                      ----------------------------------------
                                       Victor Sim
                                       Vice President of Total
                                       Compensation

                 Section 19.11      Reimbursement to Plan for Certain Payments.

                                   APPENDIX A

                                       TO

                      THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

                        Special Exclusions from Earnings

The following types of variable or other irregular compensation are excluded from Earnings under the Plan:

1. Compensation under the Annual Incentive Plan (formerly known as the Variable Compensation Plan)
2.   Annual Incentive Compensation (IC)
3.   Management Incentive Compensation (ICP)
4. Compensation under the Capital Accumulation Plan for Investment Professionals (CAPS)
5.   Long Term Compensation (LT)
6.   Compensation under the Incentive Compensation Plan for Investment
     Professionals
7.   PB&T Long Term Awards
8. Compensation under the Performance Share Appreciation Plan (PSAP -- Enterprise Plan)
9.   Compensation under the Long Term Incentive Plan (LTIP)
10. Compensation under the Capital Agricultural Services Management Compensation Plan
11.  Compensation under the PIAC Incentive Compensation Plan
12.  Compensation under the JRO Incentive Compensation Plan
13.  Compensation under the PIA Long Term Plan
14.  Single Bonus Payment Awards
15. Compensation payable to Participants affiliated with the former Prudential Preferred Financial Services (which has become part of Individual Financial Services) based on:

     .    Sale of Prudential Bank and Trust products
     .    Sale of Paul Revere Disability Income
     .    USA Brokerage Sales
     .    PRUSEL I, II, and III products
     .    Discovery Life Sales
     .    Discovery Annuity Sales
     .    Sale of PSI Mutual Funds sold jointly with a PSI FSA
     . Management Compensation paid to Agents for performing limited management duties under the Functional Agent Plan
     .    Referral fees on home mortgage origination

     .    Prudential Preferred Advisors and Financial Planners seminar fees

     .    Service Support Plus

16. Compensation payable to Participants affiliated with the former Prudential Insurance & Financial Services (now part of Individual Financial Services) based on:

     .    Commissions and referral fees related to Prudential Bank and Trust products
     .    Extra Compensation
     .    Temporary Agency Adjustments
     .    PIBI finders fees for referrals from Prudential Representatives
     .    Sale of Paul Revere products
     .    Management Overall Effective Payments (MOEP)
     .    Commissions shared on sales by an Account Executive
     .    Payments under minimum weekly compensation

17. Compensation payable to Participants affiliated with the Group Department based on:

     .    CGO Non-Exempt Incentive Compensation
     .    SGO Performance Bonus
     .    WGO Incentive Compensation for Non-Exempt Associates of STEAM
     .    SWGO Incentive Compensation
     .    NGO Incentive plans
     .    NAO Non-Management Incentive Compensation
     .    GLDO TTRIP
     .    Pharmacy Compensation & Evaluation
     . HCCORP Contract Technicians, Contract Support Team or Atlanta Incentive programs
     .    SBO Non-Exempt Incentive Compensation
     . GSO Group Human Resources Non-Management Incentive Plan or Incentive Compensation Plan for Non-Management Associates in Group Marketing & Communications

                                   APPENDIX B

                                       TO

                      THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

                             Special Rules Regarding
                             -----------------------

                 Acquisitions, Dispositions and Joint Ventures,
                 ----------------------------------------------

                    and Transfers of Assets and Plan Mergers.
                    ----------------------------------------

1.   Prudential Reinsurance Holdings, Inc. Transaction
     -------------------------------------------------

     Each Eligible Employee who, immediately prior to the date Prudential Reinsurance Company ("PruRe") ceases to be a member of a controlled group of corporations (within the meaning of Code Section 414(b)) with Prudential in connection with the sale by Pruco, Inc. of a portion of its interest in Prudential Reinsurance Holdings, Inc. (the "PruRe IPO Date"), is (i) a Covered Employee, and (ii) employed by PruRe, shall be fully vested in such Eligible Employee's Company Matching Contribution Account as of the PruRe IPO Date.

     In addition, each loan granted pursuant to Article XII to an Eligible Employee who is employed by PruRe on the PruRe IPO Date, that is outstanding on the PruRe IPO Date shall not be deemed to be in default on the PruRe IPO Date pursuant to the terms of the first sentence of Section 12.07, but instead shall be deemed to be in default upon the earliest to occur of:

     (i) the date on which such Eligible Employee ceases to be employed with PruRe and all of its affiliates (other than on account of death),

     (ii) the end of the 90-day period commencing on the last date a loan repayment under the Plan is due and paid,

     (iii) the date 90 days after the PruRe IPO Date, and

     (iv) in the case of death while employed by PruRe or any of its affiliates, within a reasonable time established by the Administrative Committee.

2.   Merit Behavioral Care Corporation Transaction
     ---------------------------------------------

     (a) Loan Default. Each loan granted pursuant to Article XII to a Participant who commences employment with Merit Behavioral Care Corporation ("MBC") in connection with Prudential's sale of assets to MBC contemplated in the Agreement between Prudential and MBC dated July 31, 1996 (a "Transitioned Participant") shall not be deemed to be in default on the date the Transitioned Participant Terminates Employment in connection with such sale of assets, pursuant to the first sentence of Section 12.07; provided, however, that, notwithstanding the above, in the event that the transfer of Participant Accounts from the Plan to the Merit Behavioral Care Corporation 401(k) Plan (the "MBC 401(k) Plan") as contemplated in the Agreement between Prudential and MBC dated July 31, 1996 does not occur by December 2, 1996, such Transitioned Participant shall be deemed to be in default on

December 31, 1996, in the event such Transitioned Participant has not repaid the outstanding balance of his or her loan in full by December 31, 1996.

     (b) Loan Repayment. Effective with respect to loan repayments due from
         --------------
Transitioned Participants on and after July 31, 1996, loan repayments need not be made by payroll deductions. Such loan repayments may instead be made by the Transitioned Participant's remitting checks to the Plan.

     (c) Vesting. Each Houston Center Employee (as defined in Section 3.06 of
         -------
the asset purchase agreement between Merit Behavioral Care Corporation and Prudential dated as of July 31, 1996) whose Account balance under the Plan is transferred to the MBC 401(k) Plan shall be fully vested in his or her Company Matching Contribution Account as of day immediately prior to such transfer to the MBC 401(k) Plan.

3.   Integrated Pharmacy Solutions Inc. Transaction
     ----------------------------------------------

     On December 22, 1996 (the "IPS Transfer Date"), in anticipation of the intended purchase by Prudential or one of its subsidiaries of Integrated Pharmacy Solutions Inc. ("IPS"), certain services previously provided by IPS shall be transferred to, and assumed by, Prudential or one of its subsidiaries. IPS employees providing such services will be transferred to Prudential on the IPS Transfer Date (the "Transferred IPS Employees"). Each IPS Transferred Employee who is a participant in the Integrated Pharmacy Solutions, Inc. Code Section 401(k) Profit Sharing Plan immediately prior to the IPS Transfer Date shall be an Eligible Employee. In addition, an IPS Transferred Employee's service for IPS, Beekman Drug Corporation, and Garrett-Mayes Pharmacy Corporation that precedes the IPS Transfer Date shall be treated as service for the Employer for purposes of determining eligibility to participate in the Plan and vesting in benefits under the Plan.

4.   International Business Machines Transaction

     (a) Loan Default. Each loan granted pursuant to Article XII to a
         ------------
Participant who commences employment with International Business Machines Corporation or a subsidiary thereof ("IBM") in connection with either of the Information Technology Services Agreements between Prudential and International Business Machines Corporation dated September 6, 1996 shall not be deemed to be in default, pursuant to the first sentence of Section 12.07, on the date such Participant Terminates Employment in connection with either such Information Technology Services Agreements between Prudential and International Business Machines Corporation dated September 6, 1996 (the "1996 Agreements"); provided, however, that, notwithstanding the above, such Participant shall be deemed to be in default on the 90th day after such Participant Terminates Employment in connection with either of the 1996 Agreements in the event such Participant has not repaid the outstanding balance of his or her loan in full by such 90th day.

     (b) Vesting. Each Participant who commences employment with IBM in
         -------
connection with either of the 1996 Agreements or the Information Technology Services Agreement between Prudential and International Business Machines Corporation dated April 28, 1997 (collectively, the "1996 and 1997 Agreements") shall be fully vested in his or her Company Matching Contribution Account as of the day upon which he/she commences employment with IBM in connection with one of the 1996 and 1997 Agreements.

5.   AARP/Prudential Operations Transaction
     --------------------------------------

     Each Eligible Employee who (i) is identified as a "Scheduled Prudential Employee" who will be offered employment by one of the Successor Companies (as defined below) in a transfer agreement dated April 11, 1997 by and among Prudential, the American Association of Retired Persons, Trustees of the AARP Insurance Plan, Metropolitan Life Insurance Company, United HealthCare Insurance Company, Hartford Fire Insurance Company, and Seabury & Smith, Inc. (the last three entities are referred to as the "Successor Companies") (the "AARP Transfer Agreement"), (ii) is an Eligible Employee under the Plan on the day before he or she commences employment with one of the Successor Companies as provided under the AARP Transfer Agreement (the "Employee Hire Date," as defined in the AARP Transfer Agreement), (iii) remains a

Prudential employee on the day before the Employee Hire Date, and (iv) accepts employment with a Successor Company on the Employee Hire Date (an Eligible Employee who satisfies each of these four requirements is referred to as a "Transferred AARP Employee") shall be fully vested in his or her Company Matching Contribution Account within the Plan, determined as of such Transferred AARP Employee's termination of employment from Prudential.

     In addition, each Transferred AARP Employee who: (i) has an outstanding loan under the Plan on his or her Employee Hire Date, (ii) elects to receive a complete distribution of all of his or her Accounts under the Plan, (iii) files an election not later than 60 days after he or she terminates employment with Prudential to directly roll over the entire amount of such distribution that is eligible for a direct rollover pursuant to Section 8.07, and (iv) is employed by the Successor Company at the time he or she elects to receive (and directly roll over) such distribution, shall be permitted to elect to make a direct rollover of such employee's outstanding loan note to a tax-qualified plan of the Successor Company that employs the Transferred AARP Employee; provided that this election shall be available only if the Successor Company's tax-qualified plan permits such a direct rollover of an outstanding loan note.

6.   Residential Services Corporation of America Transaction
     -------------------------------------------------------

     (a) Notwithstanding any other provision of the Plan to the contrary, any individual who was employed during 1997 by Residential Services Corporation of America or by any of its current or former direct or indirect subsidiaries, including, but not limited to, The Prudential Home Mortgage Company, Inc. and Lender's Services Inc., and who was a participant in The Prudential Home Mortgage Company 401(k) Retirement Plan during 1997, shall not be an Eligible Employee or Participant under the Plan during 1998.

     (b) Amounts credited to the accounts of participants in The Prudential Home Mortgage Company 401(k) Retirement Plan ("Transferred Amounts") shall be transferred to the Plan as soon as administratively practicable after October 1, 2000.

     (c) Transferred Amounts shall be subject to the following procedures:

          (1) Allocating and Accounting for Transferred Amounts: The portion of
              -------------------------------------------------
the Transferred Amounts representing a Participant's before-tax contributions (plus the earnings thereon) shall be allocated to the Participant's Before-Tax Contribution Account; qualified non-elective contributions (plus the earnings thereon) shall be allocated to the Participant's Before-Tax Contribution Account as earnings; after-tax contributions (plus the earnings thereon) shall be allocated to the Participant's After-Tax Contribution Account; rollover contributions (plus the earnings thereon) shall be allocated to the Participant's Rollover Account; and the remaining portion, if any, shall be allocated to the Participant's Company Matching Contribution Account.

               (2) Vesting in Transferred Amounts: A Participant shall be 100%
                   ------------------------------
vested in his or her Transferred Amounts.

               (3) In-Service Withdrawal of Transferred Amounts: The
                   --------------------------------------------
requirements of Article X shall govern the withdrawal of Transferred Amounts in the same manner as if such amounts were originally contributed to the Plan, except that the 2 year waiting period under Appendix C(4) does not apply.

               (4) Minimum Required Distributions: A Participant who has
                   ------------------------------
attained age 70 1/2and is subject to the mandatory distribution requirements of Code Section 401(a)(9), may elect to withdraw additional amounts at any time, not in excess of his or her Transferred Amounts.

7.   GTE Management Development Center Transaction
     ---------------------------------------------

     On January 16, 1998, Prudential entered into an agreement (the "Purchase Agreement") relating to the intended purchase of the GTE Management Development Center (the "Center") located in Norwalk, Connecticut. Pursuant to Schedule M of the Purchase Agreement, and subject to and effective upon the closing of such purchase of the Center by Prudential (the "Center Closing Date"), the Management Personnel of the Center who become employed by Prudential on the Center Closing Date shall have their service with GTE Service Corporation up to and including the Center Closing Date treated as service with the Employer only for purposes of determining eligibility to participate in the Plan and vesting in benefits under the Plan, notwithstanding any other provision of the Plan to the contrary.

8.   Merastar Corporation Transaction
     --------------------------------

     As of March 11, 1998, Prudential entered into an agreement (the "Stock Purchase Agreement") relating to the intended purchase of all the issued and outstanding capital stock of Merastar Corporation ("Merastar"). Pursuant to the Stock Purchase Agreement, and subject to and effective upon the closing of such purchase of Merastar by Prudential (the "Merastar Closing Date"), the employees of the Acquired Companies (as defined in the Stock Purchase Agreement) immediately prior to the Merastar Closing Date who become employed by Prudential on the Merastar Closing Date shall have their prior service with such Acquired Companies from June 1991 up to and including the Merastar Closing Date treated as service with the Employer only for purposes of determining eligibility to participate in the Plan and vesting in benefits under the Plan, notwithstanding any other provision of the Plan to the contrary.

9.   Prudential Home Building Investors, Inc. Transaction
     ----------------------------------------------------

     Prudential Home Building Investors, Inc. ("PHBI") is negotiating a Subadvisory Operating Agreement among PHBI, Institutional Housing Partners, Inc. ("IHP, Inc."), IHP Investment

Advisors LLC, and Prudential Home Building Investment Advisers, LP (when executed, the "IHP Agreement"), which is scheduled to be executed on or about August 14, 1998. Pursuant to, and subject to and effective upon the closing date of the final provisions of the IHP Agreement (the "IHP Closing Date"), each of the employees of PHBI (as listed in an exhibit to the IHP Agreement) who is so employed on the day before the IHP Closing Date and who becomes employed by IHP, Inc. on the IHP Closing Date pursuant to the IHP Agreement shall be fully vested in his or her Company Matching Contribution Account under the Plan as of the day upon which his or her employment with PHBI terminates.

10.  Prudential HealthCare ("PHC") Transaction
     -----------------------------------------

     (a) Vesting. The following Participants shall be fully vested in their
         -------
Company Matching Contribution Account.

          (i) Each Eligible Employee who (I) commences employment with Aetna Inc. or a subsidiary thereof ("Aetna") in connection with the Asset Transfer and Acquisition Agreement (the "Aetna Agreement") between Prudential and Aetna dated as of December 9, 1998 and effective as of the "Aetna Closing Date" (as such term is defined in the Aetna Agreement) (a "Transferred PHC Employee"), and (II) who is employed by the Employer on the day before the Aetna Closing Date.

          (ii) Each Participant who terminated employment from Prudential and all Affiliates on or after January 1, 1999 and before the Aetna Closing Date, terminated employment from the PHC business, and terminated employment other than on account of death.

          (iii) Each Participant who terminated employment from Prudential and all Affiliates on or after January 1, 1998 and before January 1, 1999, terminated employment from the PHC business, and terminated employment other than on account of voluntary termination or death.

          (iv) Each Participant who terminated employment from Prudential and all Affiliates on or after January 1, 1999 and before January 1, 2000, and terminated employment other than on account of voluntary termination or death.

     (b) Distributions From the Plan - General Rules: With respect to any
         -------------------------------------------
Transferred PHC Employee, distributions from such employee's Plan Accounts shall be permitted under the following circumstances:

          (i) Before-Tax Contribution Account: Each Transferred PHC Employee may
              -------------------------------
take a distribution of his or her Before-Tax Contribution Account balance on or after the Aetna Closing Date (including, but not limited to, any direct rollover to a tax-qualified plan sponsored by Aetna) while employees of Aetna at the time of such election, at any time on or prior to the last day of the second calendar year after the calendar year of the Aetna Closing Date, in accordance with the applicable provisions of the Code. If a Transferred PHC Employee elects a Before-Tax Contribution Account distribution (either a direct rollover to a qualified retirement plan sponsored by Aetna or any other distribution permitted under the terms of the Plan) in accordance with this section, such Transferred PHC Employee shall receive (either by election or automatically, absent such election), a distribution of all remaining Plan Account balances of such Transferred PHC Employee by the end of the Plan Year in which such Before-Tax Contribution Account distribution is taken. In the event that a Transferred PHC Employee either (A) fails to elect to take a distribution of his or her Before-Tax Contribution Account balance within the time frames set forth above, or (B) takes a distribution from any other Plan Account during such time frames set forth above without electing to distribute such Transferred PHC Employee's Before-Tax Contribution Account balance in such Plan Year, such Transferred PHC Employee shall be unable to take a distribution of his or her Before-Tax Contribution Account balance until the earlier of (I) such Transferred PHC Employee's attainment of age 59 1/2, or (II) such Transferred PHC Employee's separation from service with Aetna.

          (ii) All Other Plan Accounts: Except as modified in (b)(i) above, each
               -----------------------
Transferred PHC Employee may take a distribution from his or her Plan Accounts in accordance with the general requirements of the Plan in effect as of the date of the election of such distribution.

          (iii) Distributions from the Plan - Loans. In addition to the
                -----------------------------------
requirements noted in (b) above, each Transferred PHC Employee who: (i) has an outstanding loan under the Plan on the day before the Aetna Closing Date; (ii) elects to receive a complete distribution of all of his or her Accounts under the Plan; (iii) files an election not later than 60 days after he or she terminates employment with the Employer to directly roll over the entire amount of such distribution that is eligible for a direct rollover pursuant to Section 8.07; and (iv) is employed by Aetna at the time he or she elects to receive (and directly roll over) such distribution, shall be permitted to elect to make a direct rollover of such employee's outstanding loan to a tax-qualified plan of Aetna along with the transfer, in cash, of such Transferred PHC Employee's entire Plan Accounts that are eligible for a direct rollover; provided that this election shall be available only if Aetna's tax-qualified plan permits such a direct rollover of an outstanding loan.

     If such a Transferred PHC Employee makes such an election, then loan repayments shall be suspended pending the direct rollover of the Transferred PHC Employee's entire eligible Plan Accounts (including such loan obligation) to an tax-qualified plan sponsored by Aetna. Any such suspension, however, shall not extend beyond the last day of the calendar quarter following the calendar quarter in which such Transferred PHC Employee terminated employment with the Employer and shall not extend the term of the loan beyond 5 years, and interest shall continue to accrue during the suspension period.

     If a Transferred PHC Employee with an outstanding loan balance as of the day before the Aetna Closing Date does not make such an election, then the status of such loan shall be determined in accordance with the Plan's general procedures governing loan defaults under Section 12.07.

11.  PruCare/Rush Presbyterian Joint Venture
     ---------------------------------------

     Effective on the creation of the PruCare/Rush Presbyterian joint venture, Employees who are transferred to the new joint venture will have their service with the joint venture credited as service for the Employer for purposes of vesting under Article XI.

12.  Hochman & Baker Transaction
     ---------------------------

     As of December 20, 1999, Prudential entered into an agreement (the "H&B Purchase Agreement") relating to the intended purchase of 80 percent of the outstanding shares of capital stock of Hochman & Baker, Inc. ("Hochman & Baker"). Pursuant to the H&B Purchase Agreement, and effective as of August 1, 2000, the employees of Hochman & Baker and any of the Subsidiaries of Hochman & Baker, as defined and identified in the H&B Purchase Agreement, shall have their prior service with such companies treated as service with the Employer only for purposes of determining eligibility to participate in the Plan and vesting in benefits under the Plan, notwithstanding any other provision of the Plan to the contrary.

13.  The WMF Group, Inc. Transaction
     -------------------------------

     As of May 10, 2000, affiliates of Prudential entered into an agreement and plan of merger (the "WMF Agreement") relating to the intended acquisition of The WMF Group, Ltd. ("WMF") and its affiliates, which merger closed on June 23, 2000. WMF is now known as Prudential Mortgage Capital Holdings Corporation ("PMCHC"). Pursuant to the WMF Agreement, and effective as of January 1, 2001, the employees of PMCHC and of its following affiliates:

          Prudential Carbon Mesa, Inc.
          Prudential Multifamily Mortgage, Inc.
          Prudential Huntoon Paige Associates

(the "PMCHC Affiliates") as of the close of business on June 22, 2000 or any time thereafter shall have their prior service with PMCHC and the PMCHC Affiliates treated as service with the Employer only for purposes of determining eligibility to participate in the Plan and vesting in benefits under the Plan, notwithstanding any other provision of the Plan to the contrary.

                                   APPENDIX C

                                       TO

                      THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

                        Account Withdrawal Ordering Rules
                        ---------------------------------

     To the extent permitted in accordance with Articles VIII and X, or as may be required under Section 9.2(e), withdrawals shall be made from a Participant's Accounts in the following order:

     (1) first, from After-Tax Contributions made before January 1, 1987;

     (2) second, from After-Tax Contributions made after 1986 plus a pro-rata portion of the earnings on all After-Tax Contributions;

     (3) third, from the Rollover Account;

     (4) fourth, from the Pre-2001 Company Matching Contribution Account (excluding contributions, but not earnings thereon, made not more than 2 years before the beginning of the calendar quarter in which the withdrawal is made);

     (5) fifth, from the remaining balance of the Pre-2001 Company Matching Contribution Account;

     (6) sixth, from Before-Tax Contributions;

     (7) seventh, from earnings on Before-Tax Contributions; and

     (8) eighth, from the vested Post-2000 Company Matching Contribution
Account.

     For purposes of determining the recovery of tax basis with respect to a withdrawal, all of a Participant's After-Tax Contributions (and earnings thereon) shall be treated as a separate contract under Code Section 72, and the Participant's After-Tax Contributions made prior to January 1, 1987 shall be treated as being received by the Participant before all other Account balances in accordance with the rules of Code Section 72(e)(8)(D).

     The amount distributed in each step above will be taken proportionately from each investment option in the Account from which the withdrawal is made.

                                   APPENDIX D

                                       TO

                      THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

                                Transition Rules
                                ----------------

     This Appendix D sets forth special rules that may apply to Participants who
(1) for purposes of items 1 - 3 below, were Employees as of December 31, 2000, or (2) for purposes of item 4 below, elect a distribution in 2001. These rules describe the transition from certain provisions of the 1999 Restatement of the Plan to revised provisions of the 2001 Restatement of the Plan.

1. For a Participant employed by an Employer on December 31, 2000, the aggregate of the deferral rate for his or her "Basic After-Tax Contributions" and "Supplemental After-Tax Contributions" (as such terms are defined in the 1999 Restatement of the Plan) as of such date shall be used as his or her After-Tax Contribution deferral rate beginning January 1, 2001, unless otherwise elected by the Participant; provided, however, that if such After-Tax Contribution deferral rate, when added to the Participant's Before-Tax Contribution deferral rate in effect on December 31, 2000, exceeds 21%, the Participant's After-tax Contribution deferral rate as of January 1, 2001 will be reduced until the sum equals 21%.

2. All suspensions of Company Matching Contributions in effect on December 31, 2000 under Section 3.03 of the 1999 Restatement of the Plan shall end effective January 1, 2001.

3. Investment elections for each applicable contribution source (other than Rollover Contributions) in effect for a Participant as of December 31, 2000 ("Existing Elections") shall continue to apply to subsequent contributions (other than Rollover Contributions) made by or on behalf of such Participant (until changed by the Participant in accordance with Sections
     15.02 and 15.03) in accordance with the table below:


          2001 Restatement                   December 31, 2000 Elections
          Contribution Source                Under 1999 Restatement
     ---------------------------------------------------------------------------
     After-Tax Contributions                Basic After-Tax Contributions
                                              (if none, use Supplemental
                                              After-Tax)

     Before-Tax Contributions               Before-Tax Contributions
     Pre-2001 Company Matching              Company Matching Contributions
     Post-2000 Company Matching             Company Matching Contributions
     Loan Repayments to Rollover            Before-Tax Contributions
          Account                            (if none, the Investment Fund
                                             providing a fixed rate of return)

                                   APPENDIX E

                                       TO

                      THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

                           Historical Plan Provisions
                           --------------------------

     The following are selected Plan provisions from the 1999 Restatement of the Plan. The provisions of this Appendix E are for historical and reference purposes only and are to be construed accordingly so as not to override or negate contrary provisions contained in the 2001 Restatement or any later amendments to the Plan.

1.   Prior Eligibility Rules (Section 3.01 of 1999 Restatement).
     ----------------------------------------------------------

     (a) 12 months after his or her Employment Commencement Date each Employee who is employed on a full-time basis and affiliated with the former Prudential Insurance and Financial Services (which has become part of Individual Financial Services) and who is covered by, or deemed by the Employer to be covered by (for purposes of this Plan), a collective bargaining agreement (including, without limitation, any such Employee who is (1) a Senior Life Representative, (2) a Representative covered by an 18 1/2F or 17 Agreement, (3) covered by a Pre-Production Training Program Agreement, or (4) an Insurance Associate covered by a Career Foundation Program agreement), shall be an Eligible Employee and may immediately commence participation provided he or she is a Covered Employee, or if not a Covered Employee on such date, on the first date thereafter on which he or she is a Covered Employee.

     Notwithstanding the foregoing, if an Employee who is subject to this subsection (a) Terminates Employment at a time when he or she is 0% vested in his or her Company Matching Contribution Account, he or she will be treated as a new Employee for eligibility purposes if he or she is rehired after experiencing 5 or more consecutive Breaks in Service; otherwise, such an Employee shall be an Eligible Employee and may commence participation on the latest of (i) his or her Reemployment Commencement Date, (ii) 12 months after his or her original Employment Commencement Date, or (iii) the first date on which he or she is a Covered Employee. An Employee who Terminates Employment at a time when he or she has a vested percentage of greater than 0% in his or her Company Matching Contribution Account, shall be an Eligible Employee and may immediately commence participation on his or her Reemployment Commencement Date provided he or she is a Covered Employee, or if not a Covered Employee on such date, on the first date thereafter on which he or she is a Covered Employee.

     (b) Each other Employee not described in subsection (a) above shall be an Eligible Employee and may commence participation on the latest of (1) his or her Employment Commencement Date, (2) the date he or she becomes a Covered Employee, or (3) January 1, 1999.

     (c) Notwithstanding the foregoing, Employees who were Participants in The Prudential Investment Plan or The Prudential 401(k) Plan became Participants in this Plan effective July 1, 1992. Employees who were eligible to become Participants in The Prudential Investment Plan or The Prudential 401(k) Plan were Eligible Employees effective July 1, 1992.

2.   Earnings (Section 2.22 of 1999 Restatement). The 1999 Restatement contained
     -------------------------------------------
the following additional exclusions from the definition of Earnings:


     (a) payments becoming payable after the Participant's Termination of Employment, or as a result of Termination of Employment, except that severance payments made in the form of salary continuation are not excluded for purposes of a Participant's election to make After-Tax Contributions;

     (b) for statutory employees under Code Section 3121(d)(3)(relating to full time life insurance salesmen other than Senior Life Representatives), supervisory field staff, and Prudential Preferred Advisors, commissions on property and casualty products in excess of $7,800 and, effective September 1, 1994 for all such employees other than supervisory field staff affiliated with the former Prudential Insurance and Financial Services (which has become part of Individual Financial Services), all property and casualty commissions; provided, however, that all property and casualty commissions described in this subsection (b) shall cease to be excluded effective as of November 12, 1999, such that all personal lines income on proprietary Prudential Property and Casualty business, including commissions and incentive payments, but excluding expense allowance payments, will be included in the definition of Earnings;

     (c) effective from January 1, 1998 to August 1, 1999, with respect to Participants designated by the Employer as Prudential Investments Sales Representatives in Mutual Funds and Annuities, Retirement Services, and Institutional Asset Management:

          (i) bonuses, commissions, and other sales incentive compensation paid during any calendar year after such Participant's annual Earnings (determined without regard to this subsection (c)) exceed the Code Section 401(a)(17) compensation limit set out in Section 2.19(b)(11); and

          (ii) salary paid during any calendar year after such Participant's annual Earnings (determined without regard to this subsection (c)) exceed the compensation limit set out in Section 2.19(b)(11)(but not excluding from Earnings such salary paid after the Participant's annual Earnings, consisting only of salary, exceed the compensation limit set out in Section 2.19(b)(11).

3.   Additional Company Matching Contributions (Section 4.04(b) of 1999
     ------------------------------------------------------------------
Restatement). The Company Matching Contribution for those Participants included
------------
in the employee classes indicated below will be increased by an amount equal to one half of a percentage point of Earnings for each tenth of a percentage point by which the Company Factor for the previous calendar year exceeds one; provided, however, that if a Company Factor is not denominated in an even tenth of a percentage point, the additional Company Matching Contribution for such portion of a tenth of a percentage point will be increased by an amount equal to a corresponding pro rata portion of one half of a percentage point of Earnings. This additional Company Matching Contribution shall never exceed 3% of Earnings and shall be treated as a regular Company Matching Contribution for all purposes under the Plan. Except as otherwise provided below, the additional Company Matching Contribution shall continue for a continuous 12-month period as determined by the Administrative Committee following the date of the announcement of the Company Factor; provided, however, that as to the Company Factor for 1999, the total amount of the additional Company Matching Contribution that would otherwise have been payable over a 12-month period, shall be payable for the remainder of calendar year 2000 following the end of the 12-month period for the Company Factor for 1998, which ended on March 24, 2000. The classes of Employees eligible for the additional Company Matching Contribution described herein are non-management Eligible Employees below the level of Associate Manager (which, in general, is intended to include Employees whose rank is below level 20) as of the end of the Plan Year on which the Company Factor was based. Regardless of level and management status, and effective immediately upon transfer to such status, the following Employees shall not be eligible for the additional Company Matching Contribution:

          (1) statutory employees under Code Section 3121(d)(3) (relating to full time life insurance salesmen);

          (2) Individual Financial Services Field Sales Representatives, Sales Management Employees, Planners, and Prudential Preferred Advisors; and

          (3) Employees of nonparticipating Affiliates.

4.   Minimum Required Distributions (excerpts from Section 9.02 of 1999
     ------------------------------------------------------------------
     Restatement).
     ------------

     (a) The Required Beginning Date of a Participant who attains age 70 1/2 on or before December 31, 1998, is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the foregoing, if a Participant attains age 70 1/2 in 1996 or 1997, he or she shall be given an election of using either the Required Beginning Date effective for those attaining age 70 1/2 after December 31, 1998, or those attaining age 70 1/2 on or before such date.

     (b) Unless the Participant elected otherwise, the life expectancy of the Participant and, as applicable, the

Participant's spouse shall be subject to recalculation in accordance with Code
Section 401(a)(9)(D).


                                       E-7